State of Delaware

                Office of the Secretary of State

_________________________________________________________________

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "XCL LTD.", FILED IN THIS
OFFICE  ON  THE SEVENTEENTH DAY OF DECEMBER, A.D. 1997,  AT  4:30
O'CLOCK P.M.



              [GREAT SEAL OF THE STATE OF DELAWARE]



  [SEAL OF SECRETARY OF STATE]
                                      /s/ Edward J. Freel
                                      ____________________________
                                       Edward  J.  Freel, Secretary of State

                                                     2147839   8100
AUTHENTICATION:      8821894                         971435924
DATE:                12/18/97

                      AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                            XCL LTD.

1. The name of the corporation (which is hereinafter referred to as the "Corporation") is XCL LTD.

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 30, 1987, under the name The Exploration Company of Louisiana, inc. (the
  "Original Certificate").

3. This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a meeting duly called and held, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware and, restates, integrates and further amends the provisions of the Original Certificate and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the Original Certificate as amended by all amendments filed subsequent thereto prior to the date hereof and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Amended and Restated Certificate of Incorporation of the Corporation.

4. The text of the Original Certificate, as amended, is hereby amended and restated to read in its entirety as follows:

       FIRST:            The   name  of  this  corporation   (the
"Corporation") is XCL Ltd.

      SECOND:      The  address  of the Corporation's  registered
office  in  the  State of Delaware is 1105 North  Market  Street,
Suite 1300, in the City of Wilmington, County of New Castle.

     THIRD:     The nature of the business and the purposes to be
conducted, promoted and carried on are:

           To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, either for its own account, or for the account of others as agent, and either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever, which corporations organized under the Delaware General Corporation Law may engage; to the extent not prohibited thereby, to enter upon and engage in any kind of business of any nature whatsoever and to acquire real property and personal property in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory.

      FOURTH: A. The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue shall be 2,400,000 shares of "Preferred Stock," par value $1.00 per share, and 500,000,000 shares of "Common Stock," par value of $0.01 per share. Simultaneously with the effective date of this Restated Certificate of Incorporation (the "Effective Date"), each share of Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-fifteenth (1/15) of a share of the Corporation's Common Stock, par value $.01 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's Transfer Agent, or an Exchange Agent appointed by the Corporation, for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the closing price of the Old Common Stock on the American Stock Exchange, Inc. on the Effective Date, as reported on the composite tape of the American Stock Exchange, Inc. (or in the event the Corporation's Common Stock is not so traded on the Effective Date, such closing price on the next preceding day on which such stock was traded on the American Stock Exchange, Inc.). The Corporation may retain a third party to collect and pool fractional share interests, sell the same, and return payment to the holders of the interests. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation's Transfer Agent or Exchange Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent or Exchange Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, to provide funds for their purchase, or establish to the satisfaction of the Transfer Agent or the Exchange Agent that such taxes are not payable. The Board of Directors be and hereby is authorized to issue all or any part of the unissued shares of Preferred Stock and Common Stock thus authorized without further action by the stockholders, unless such action is required by law or by the rules of any stock exchange on which the Corporation's securities are then listed. The number of shares of the Preferred Stock initially authorized to be issued as Amended Series A, Cumulative Convertible Preferred Stock, Series B, Cumulative Preferred Stock and Series F, Cumulative Convertible Preferred Stock and the relative rights and preferences of such shares are set forth in Paragraphs B, C and D, of this Article FOURTH. Authority is hereby expressly vested in the board of directors to increase the number of authorized shares of such series of Preferred Stock and to divide the Preferred Stock into additional series and, within the limitations imposed by applicable law, to fix and determine the relative rights and preferences of the shares of any series so established by resolution of the board of directors and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

      (1)     the rate of dividend;

      (2) the price at and the terms and conditions on which shares may be redeemed or otherwise purchased;

      (3) the amount payable upon shares in the event of dissolution of the Corporation;

      (4) sinking fund provisions for the redemption or purchase of shares;

      (5) the terms and conditions on which the shares may be converted, if the shares of a series are issued with the privilege of conversion;

      (6)     voting rights; and

      (7) such other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

      B. The Corporation shall have the authority to issue up to 2,085,000 shares of Preferred Stock, which shall be designated Amended Series A, Cumulative Convertible Preferred Stock (the "Amended Series A Preferred Stock"), each share of Amended Series A Preferred Stock being identical with each other share of Amended Series A Preferred Stock and all shares of Amended Series A Preferred Stock having the following characteristics, rights and preferences:

     Section 1. Designation; Number of Shares. The shares of the series authorized by this resolution shall be designated as Amended Series A, Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock" or "Amended Series A Preferred Stock"). The number of shares initially constituting such series shall be limited to Two Million Eighty Five Thousand (2,085,000). Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of
Convertible Preferred Stock to a number less than the number of shares then outstanding. The liquidation value of the Convertible Preferred Stock shall be $85.00.

     Section 2.     Dividends.

      (a) Amount. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the
Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate of $8.075 per share per annum, and no more, payable semi-annually, on May 1, and November 1 in each year, commencing November 1, 1997, except that if such date is not a business day then such dividend shall be payable on the next succeeding business day (the "Dividend Payment Date" or "Dividend Payment Dates") (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are authorized or required by law to close in New York City or in the City of Lafayette, Louisiana). Such dividends shall be cumulative (whether or not declared) and shall accrue, without interest, from the first day in which such dividend may be payable as provided herein, except that with respect to the first semi-annual dividend, such dividend shall accrue from the date of issuance of such shares of Convertible Preferred Stock (the "Issue Date"). Dividends shall be payable to holders of record as they appear on the share transfer records of the Corporation on such record dates as may be fixed by the Board of Directors, not more than sixty (60) days nor less than ten (10) days preceding such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than sixty (60) days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. The amount of dividends payable on shares of Convertible Preferred Stock for each full semi-annual dividend period (the "Semi-Annual Dividend"), shall be computed by dividing by two the annual rate per share set forth in this subsection (a). During the period commencing on the Issue Date to and including the Dividend Payment Date on November 1, 2000, dividends shall be paid in additional fully paid and nonassessable shares of Convertible Preferred Stock (the "Preferred Dividend Stock"), and, thereafter, dividends shall be paid in cash, or, at the sole election of the Corporation, in shares of Preferred Dividend Stock. The amount of Preferred Dividend Stock payable on the Convertible Preferred Stock for each semi-annual dividend period shall be computed by dividing the amount of the full Semi-Annual Dividend by eighty-five (85). No fractional shares of Preferred Dividend Stock shall be issued by the Corporation. Instead of any fractional share of Preferred Dividend Stock that would otherwise be issuable to a holder by way of a dividend on the Convertible Preferred Stock, the Corporation shall either (i) pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of $85.00 computed to the nearest whole cent or (ii) aggregate all such fractional shares into a whole number of shares and sell such aggregated fractional shares on behalf of the holders entitled thereto in a public or private sale and distribute the net cash proceeds from the sale thereof to such holders pro rata. If the Corporation shall elect so to aggregate and sell such fractional shares, it shall endeavor to use its best efforts to secure the best available sales price for such shares but shall not be obligated to secure the highest price obtainable for such shares. The amount of Preferred Dividend Stock issuable to a holder by way of a dividend shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock registered in such holder's name on the record date fixed for the payment of such dividend. Dividends payable on the Convertible Preferred Stock for any period less than a full semi-annual period shall be computed on the basis of a 360-day year of twelve 30-day months.

       (b) Priority. If dividends upon any shares of Convertible Preferred Stock, or any other outstanding class or series of Stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends, are in arrears, all dividends or other distributions declared upon each class or series of such Stock (other than dividends paid in Stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share on the Convertible Preferred Stock and such class or series bear to each other the same ratio that the accrued and unpaid dividends per share on the shares of the Convertible Preferred Stock and such class or series bear to each other. Except as set forth above, if dividends upon any shares of Convertible Preferred Stock are in arrears: (i) no dividends (in cash, Stock or other property) may be paid, declared or set aside for payment or any other distribution made on any Stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends (other than dividends or distributions in Stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) and upon liquidation, dissolution or winding up; and (ii) no Stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired by the Corporation, except by conversion of such Stock into, or exchange of such Stock for, Stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

      (c) No Interest. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are accrued but unpaid. Dividends paid on shares of Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Section 3.     Conversion Privilege.

      (a) Right of Conversion. At any time on or after May 20, 1998 (the "Conversion Date"), each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock ("Conversion Stock"), at a conversion rate per full share of Convertible Preferred Stock determined by dividing $85.00 by the conversion price per share of Common Stock in effect on the date such share is surrendered for conversion, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Section 3, except that if shares have been called for redemption, the conversion right will terminate as to the shares called for redemption at 5:00 p.m. New York City time, on the business day prior to the date fixed for such redemption. For purposes of this resolution, the "conversion price" per share of Convertible Preferred Stock shall initially be $0.50 and shall be adjusted from time to time in accordance with the provisions of this
Section 3. For purposes of this resolution, the "conversion rate" per share of Convertible Preferred Stock shall initially be 170 shares of Conversion Stock and shall be adjusted from time to time in accordance with the provisions of this Section 3. Each share of Convertible Preferred Stock may be converted in whole or in part.

      (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

      Except as otherwise described in Section 3(i) or in this paragraph, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion, whether paid or unpaid and whether or not in arrears, or on account of any dividend on the Conversion Stock issued upon conversion shall be made by the Corporation upon the conversion of any shares of Convertible Preferred Stock at the option of the holder, including, without limitation, the special conversion rights provided in Section 4. The holder of record of shares of Convertible Preferred Stock on a dividend record date who surrenders such shares for conversion during the period between such dividend record date and the corresponding Dividend Payment Date will be entitled to receive the dividend on such Dividend Payment Date notwithstanding the conversion of such shares; provided, however, that unless such shares, prior to such surrender, had been called for redemption on a redemption date during the period between such dividend record date and the Dividend Payment Date, such shares must be accompanied, upon surrender for conversion, by payment from the holder to the Corporation of an amount equal to the dividend payable on such shares on that Dividend Payment Date.

      The Corporation shall, as soon as practicable after such surrender of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, delivered at such office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

      (c) Adjustment of Conversion Price and Conversion Rate. The conversion price at which a share of Convertible Preferred Stock is convertible into Common Stock, and the conversion rate at which shares of Conversion Stock are issuable upon conversion of Convertible Preferred Stock, shall be subject to adjustment in certain events including, without duplication, the following:

           (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock to all holders of its Common
     Stock, the conversion price in effect at the opening of business on the business day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting or included in such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

           (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case any rights or warrants referred to in this paragraph
     (ii) in respect of which an adjustment shall have been made shall expire unexercised, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

           (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv)     Subject to the last sentence of this paragraph
     (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in paragraph  (ii)  of  this  Section  3(c),  any  dividend  or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (i) of this
     Section 3(c)), the conversion price in effect on the day following the date fixed for the payment of such distribution (the date fixed for payment being referred to as the "Reference Date") shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the Market Price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on the Reference Date of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share of Common Stock pursuant to paragraph (vi) of this
     Section 3(c). For purposes of this paragraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed to be (A) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (making any conversion price reduction required by this paragraph (iv)) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by paragraph (i) or (ii) of this Section 3(c)), except (1) the Reference Date of such dividend or distribution as defined in this paragraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of paragraphs (i) and (ii) of this Section 3(c) and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (i) of this Section 3(c).

           (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock in cash (excluding (A) cash that is part of a distribution referred to in paragraph (iv) above and (B) in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in paragraphs (i), (ii), (iii), (iv) and (v) of this Section 3(c)), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the Market Price per share (determined as provided in paragraph (vi) of this
     Section 3(c)) of the Common Stock as of the trading day next preceding the date of declaration of such dividend, the conversion price in effect immediately prior to the opening of business on the day following the date fixed for the payment for such distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the Market Price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock, and the denominator of which shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

           (vi) For the purpose of any computation under paragraph (ii), (iii), (iv) or (v) of this Section 3(c) or
     Section 3(d), the Market Price per share of Common Stock on any date shall be deemed to be the average of the Market Prices for the five consecutive trading days ending with and including the date in question; provided, however, that
     (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (i), (ii), (iii), (iv) or (v)
     above ("Other Event") occurs after the fifth trading day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Market Price for each trading day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Market Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (B) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Market Price for each trading day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (C) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (A) and
     (B) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (D) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (B) of this proviso, the Market Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 3(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchanges or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. As used in this Section 3(c) or in Section 3(d), the term "Market Price" of the Common Stock for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case reported on the American Stock Exchange ("AMEX") Consolidated Transaction Tape, or, if the Common Stock is not listed or admitted to trading on the AMEX on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the National Market Tier of The Nasdaq Stock Market ("Nasdaq NMS") or, if not listed or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Corporation.

           (vii) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (viii) Whenever the conversion price is adjusted as herein provided:

                (A) the Corporation shall make an appropriate corresponding proportional adjustment to the conversion rate which shall become effective when the adjustment to the conversion price becomes effective;

               (B) the Corporation shall compute the adjusted conversion price and conversion rate and shall prepare a certificate signed by a Vice President or the Treasurer of the Corporation setting forth the adjusted conversion price and conversion rate and showing in reasonable detail the facts upon which such adjustments are based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

                 (C) as soon as practicable after the adjustments, the Corporation shall mail to all record holders of Convertible Preferred Stock at their last addresses as they shall appear in stock transfer books of the Corporation a notice stating that the conversion price and conversion rate have been adjusted and setting forth the adjusted conversion price and conversion rate.

           (ix) The Corporation from time to time may reduce the conversion price or increase the conversion rate by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors has made a determination that such reduction (or increase) would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced (or the conversion rate increased) pursuant to the preceding sentence, the Corporation shall mail to the record holders of Convertible Preferred Stock a notice of the reduction (or increase) at least fifteen (15) days prior to the date the reduced conversion price (or increased conversion rate) takes effect, and such notice shall state the reduced conversion price (or increased conversion rate) and the period it will be in effect.

      (d) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at such time by the holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Convertible Preferred Stock, the Corporation shall either (i) pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Market Price for the shares of Common Stock as of the day of such conversion or (ii) aggregate all such fractional shares into a whole number of shares and sell such aggregated fractional shares on behalf of the holders entitled thereto in a public or private sale and distribute the net cash proceeds from the sale thereof to such holders pro rata. If the Corporation should so elect so to aggregate and sell such fractional shares, it shall endeavor to use its best efforts to secure the best available sales price for such shares but shall not be obligated to secure the highest price obtainable for such shares.

      (e) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Corporation shall be a party to any transaction pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger or another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any share exchange), then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such transaction provided, however, that if the holders of Common Stock were entitled by the terms of the transaction to make an election to receive securities, cash or property, or any combination of the foregoing, lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash or other property receivable upon such transaction by a holder of the number of shares of Common Stock who made one of the elections provided for in such transaction (as determined by the Board of Directors, whose determination shall be conclusive) into which such share might have been converted immediately prior to such transaction. The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such shares or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituting document to establish such right. Such certificate or articles of incorporation or other constituting document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituting document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 3. The above provisions shall similarly apply to successive transactions of the foregoing type.

      (f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued Common Stock and/or Common Stock held in treasury, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, in good faith and as expeditiously as possible, endeavor to cause the authorized number of shares of Common Stock to be increased (or combine or repurchase its outstanding shares of Common Stock) if at any time the number of shares of authorized and unissued Common Stock and/or Common Stock held in treasury, shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

      If any shares of Common Stock required to be reserved for the purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, for so long as the Common Stock continues to be so listed.

     (g)     Prior Notice of Certain Events.  In case:

                (i) the Corporation shall (A) declare any dividend (or any other distribution) on its Common Stock, other than (1) a dividend payable in shares of
          Common Stock or (2) a dividend payable in cash out of its retained earnings other than any special or
          nonrecurring   or  other  extraordinary   dividend   or
          (B) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

                (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any share exchange whereby the Corporation is converted into other securities, cash or other property; or

                 (iv)       of   the  voluntary  or   involuntary
          dissolution,   liquidation  or  winding   up   of   the
          Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to all holders of record of the Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen (15) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, or grant of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock, for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

      (h) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 3(c)(iv) or 3(c)(v) (including, without limitation, dividends or distribution referred to in the last sentence of Section 3(c)(iv)), the holder of each share of Convertible Preferred Stock upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall be entitled to receive for each share of Common Stock into which such share of Convertible Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets as distributed applicable to one share of Common Stock; provided, however, that at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, which determination shall be conclusive). If any conversion of a share of Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and
(b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

     (i)     Mandatory Conversion Right.

           (i) At any time after November 20, 1997, and provided that the Corporation is current in the payment of dividends on the Convertible Preferred Stock to the
     Mandatory Conversion Date, the Corporation may, at its option, require the conversion of all the outstanding shares of Convertible Preferred Stock. The Corporation may exercise this option only if for twenty (20) trading days within any period of thirty (30) consecutive trading days, including the last trading day of such period, the Current Market Price (as defined in subparagraph (iii) below) of the Common Stock equals or exceeds 150% of the current conversion price of the Convertible Preferred Stock, such conversion price to be subject to adjustments in the same manner and for the same events as the conversion price in
     Section  3.   In order to exercise its mandatory  conversion
     option,  the  Corporation must issue  a  press  release  for publication on the Dow Jones News Service, Reuters, Bloomberg, or other widely disseminated publicly available financial news service, announcing the effective date of the mandatory conversion of the Convertible Preferred Stock (the "Mandatory Conversion Date") prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to November 20, 1997. The press release shall announce the Mandatory Conversion Date and provide the current conversion price, current conversion rate and Current Market Price of the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. Effective on the Mandatory Conversion Date, all of the issued and outstanding shares of Convertible Preferred Stock shall be converted into fully paid and non-assessable shares of Common Stock at such current conversion price and current conversion rate set forth in such press release in the manner provided in this
     Section 3. Effective as of the close of business on the Mandatory Conversion Date, the shares of Convertible Preferred Stock shall no longer be deemed to be issued and outstanding and certificates evidencing such Stock shall solely evidence the right to receive the shares of Common Stock issuable in such conversion.

           (ii) Notice of the exercise of the Mandatory Conversion Right will be given by first-class mail to the record holders of the Convertible Preferred Stock not more than four (4) business days after the Corporation issues the press release. The Mandatory Conversion Date will be a date selected by the Corporation not less than thirty (30) nor more than sixty (60) days after the date on which the Corporation issues the press release announcing its intention to exercise its Mandatory Conversion Right.

          (iii) The term "Current Market Price' of the Common Stock for any day means the reported closing bid price, regular way, on such day, as reported on the AMEX, or, if the Common Stock is not listed or admitted to trading on the AMEX on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the Nasdaq NMS or, if the Common Stock is not quoted or admitted to trading on such quotations system, on the principal quotation system in which the Common Stock may be listed or admitted to trading or quoted or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Corporation, which determination shall be conclusive.

     Section 4.     Special Conversion Rights.

      (a) Change of Control. Upon the occurrence of a Change of Control (as defined in Section 4(e)) with respect to the Corporation, each holder of Convertible Preferred Stock shall have the right, at the holder's option, for a period of thirty
(30) days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's Convertible Preferred Stock into Common Stock of the Corporation at an adjusted conversion price per share equal to the Special Conversion Price (as defined in
Section 4(e)). The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, provide the holder with cash equal to the Market Value (as defined in
Section 4(e)) of the Common Stock multiplied by the number of shares of Common Stock into which such Convertible Preferred Stock would have been convertible immediately prior to such Change of Control at an adjusted conversion price equal to the Special Conversion Price. The special conversion right arising upon a Change of Control shall only be applicable with respect to the first Change of Control that occurs after the first date of issuance of any Convertible Preferred Stock. Convertible Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible pursuant to Section 3 at the conversion price and conversion rate in effect immediately before the effective date of the Change of Control, subject to subsequent adjustment as provided in
Section 3(c).

      (b) Fundamental Change. Upon the occurrence of a Fundamental Change (as defined in Section 4(e)) with respect to the Corporation, each holder of Convertible Preferred Stock shall have a special conversion right, at the holder's option, for a period of thirty (30) days after the mailing of a notice by the Corporation that a Fundamental Change has occurred, to convert all, but not less than all, of such holder's Convertible
Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such Convertible Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted conversion price equal to the Special Conversion Price. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such Convertible Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted conversion price equal to the Special Conversion Price.

      (c) Notice. Upon the occurrence of a Change of Control or a Fundamental Change with respect to the Corporation, within thirty (30) days after such occurrence, the Corporation shall mail to each holder of Convertible Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

          (i) the event constituting the Change of Control or Fundamental Change;

           (ii) the date upon which the applicable special conversion right will terminate;

          (iii)     the Special Conversion Price;

           (iv) the conversion price and conversion rate then in effect under Section 3 and the continuing conversion rights, if any, under Section 3;

           (v) the name and address of the paying agent and conversion agent;

           (vi) that holders who want to convert Convertible Preferred Stock must satisfy the requirements of
     Section 4(d) and must exercise such conversion right within the thirty (30)-day period after the mailing of such notice by the Corporation;

           (vii) that exercise of such conversion right shall be irrevocable and no dividends on the Convertible Preferred
     Stock (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

            (viii) that the Corporation (or a successor corporation, if applicable) may, at its option, elect to pay cash (specifying the amount thereof per share) for all Convertible Preferred Stock tendered for conversion.

      (d) Exercise Procedures. A holder of Convertible Preferred Stock must exercise the special conversion right within the thirty (30)-day period after the mailing of the Special Conversion Notice or such special conversion right shall expire. Such right must be exercised in accordance with Section 3(b) to the extent the procedures in Section 3(b) are consistent with the special provisions of this Section 4. Exercise of such conversion right shall be irrevocable and no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion, whether paid or unpaid and whether or not in arrears shall be made by the
Corporation upon exercise of such conversion right. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the thirtieth (30th) day after the mailing of the Special Conversion Notice.

       Convertible Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless converted, remain convertible pursuant to Section 3 into the kind and amount of cash, securities, property or other assets that the holders of the Convertible Preferred Stock would have owned immediately after the Fundamental Change if the holders had converted the Convertible Preferred Stock immediately before the effective date of the Fundamental Change, subject to subsequent adjustment under the provisions contemplated by Section 3(c), if applicable.

      (e) Definitions. The following definitions shall apply to terms used in this Section 4:

           (i) A "Change of Control" with respect to the Corporation shall be deemed to have occurred at the first time after the Issue Date that any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange
     Act)), including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates (as defined below), files or becomes obligated to file a report (or any amendment or supplement thereto) on
     Schedule 13D or 14D-1 pursuant to the Exchange Act, disclosing that such person has become the beneficial owner of either (A) 50% or more of the shares of Common Stock of the Corporation then outstanding or (B) securities representing 50% or more of the combined voting power of the Voting Stock (as defined below) of the Corporation then outstanding; provided a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change. As used herein, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of the Corporation in accordance with Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Securities and Exchange Commission thereunder; provided that a person shall be deemed to have beneficial ownership of all securities that any such person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the sixty (60)-day limitation referred to in Rule 13d-3 and, provided further, that a beneficial owner of Convertible Preferred Stock shall not be deemed to beneficially own the Common Stock into which such Convertible Preferred Stock is convertible solely by reason of ownership of the Convertible Preferred Stock. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by or is under common control with, the person specified. An "Associate" of a person means (i) any corporation or organization, other than the Corporation or any subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and
     (iii) any relative or spouse of the person or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

           (ii)      "Exchange Act" means the Securities Exchange
     Act of 1934, as amended, and as in effect on the date hereof.

           (iii) A "Fundamental Change" with respect to the Corporation means (A) the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (B) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Corporation's property, business or assets; provided, however, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (1) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (2) any consolidation or merger of the Corporation immediately prior to such transaction own, directly or indirectly, (x) 50% or more of the common stock of the surviving corporation (or of the ultimate parent of such surviving corporation) outstanding at the time immediately after such consolidation or merger and (y) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (or for the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. The phrase "all or substantially all" as used in this definition in reference to the Common Stock shall mean 66% or more of the aggregate outstanding amount of Common Stock.

           (iv) "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

           (v) The "Special Conversion Price" shall mean the lesser of the Market Value of the Common Stock and the prevailing conversion price.

           (vi) The "Market Value" of the Common Stock or any other Marketable Stock shall be the average of the last reported sales prices of the Common Stock or such other Marketable Stock, as the case may be, for the five business days ending on the last business day preceding the date of the Change of Control or Fundamental Change; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the last reported sales prices per share of such Marketable Stock during the first five business days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange ("NYSE"), the AMEX, the Nasdaq NMS or any similar system of automated dissemination of quotations of securities prices in the United States.

          (vii) "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will, upon distribution thereof, be) listed or quoted on the NYSE, the AMEX, the Nasdaq NMS or any similar system of automated dissemination of quotations of securities prices in the United States.

      Section 5. General Class and Series Voting Rights. The Convertible Preferred Stock shall have the following voting rights in addition to (i) any special voting rights specifically required by the laws of the State of Delaware,(ii) as are provided in Section 6 and (iii) as provided by the provisions of this Restated Certificate of Incorporation of the Corporation:

     (a) So long as any shares of Convertible Preferred Stock remain outstanding, the holders of Convertible Preferred Stock will be entitled to receive notice of any meeting of, and solicitation of any consent from the holders of Common Stock and to vote with the holders of Common Stock on, and to consent to all matters on which the holders of Common Stock are entitled to vote or consent to, respectively. Each share of Convertible Preferred Stock shall be entitled to cast the same number of votes as the full number of shares of Common Stock that are then issuable upon conversion thereof.

     (b) So long as any shares of Convertible Preferred Stock remain outstanding, the vote or consent of the holders of at least two-thirds of the shares of Convertible Preferred Stock outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

          (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking prior (as that term is hereinafter defined in this Section 5) to the Convertible Preferred Stock; or

           (ii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of this Restated Certificate of Incorporation or of these resolutions which would alter, change or repeal the powers, preferences, or special rights of the shares of the Convertible Preferred Stock so as to affect them adversely.

      (c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Convertible Preferred Stock shall have been redeemed or sufficient funds and/or shares of Common Stock shall have been deposited in trust to effect such redemption.

     (d) For purposes of this resolution, any class or series of stock of the Corporation shall be deemed to rank:

           (i) prior to the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Convertible Preferred Stock;

           (ii) on a parity with the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof shall be different from those of the Convertible Preferred Stock, if the holders of such class or series of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other as of the date of adoption of this resolution. The Series Band Series F Preferred Stock are on a parity with the Convertible
     Preferred Stock as to dividends and as to distribution of assets upon liquidation, dissolution or winding up; and

           (iii) junior to the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Common Stock or if the holders of the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

     Section 6.     Default Voting Rights.

      (a) Election of Directors. Whenever, at any time or times, dividends payable on the shares of Convertible Preferred Stock shall be in arrears in an amount equal to at least three semi-annual dividends (whether or not consecutive and whether payable in cash or shares of Convertible Preferred Stock), the holders of the outstanding shares of Convertible Preferred Stock shall have the exclusive right (voting separately as a class) to elect two directors of the Corporation.

      (b) Vote Per Share. At elections for such directors, each holder of Convertible Preferred Stock shall be entitled to one vote for each share of Convertible Preferred Stock held. Upon the vesting of such right with the holders of Convertible Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two, which shall be of the class or classes selected by the Corporation's
Board of Directors which has the least number of director positions then currently filled, and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Convertible Preferred Stock as hereinafter set forth. The right of the holders of Convertible Preferred Stock, voting separately as a class to elect members of the Board of Directors of the Corporation shall continue until such time as all dividends accrued and unpaid on the Convertible Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned, and the term of office of all directors so elected shall terminate also.

      (c) Meetings. Whenever the voting right described in subsection (a) above shall have vested in the holders of the Convertible Preferred Stock, the right may be exercised initially either at a special meeting of the holders of the Convertible Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

      (d) Call of Meeting. At any time when the voting right described in subsection (a) above shall have vested in the holders of the Convertible Preferred Stock, and if the right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of the shares of the Convertible Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Convertible Preferred Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If the meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing it within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of the shares of the Convertible Preferred Stock then outstanding may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (d). Any holder of the Convertible Preferred Stock shall have access to the share transfer books of the Corporation as permitted under the Delaware General Corporation Law for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this subsection (d). Notwithstanding the provisions of this subsection (d), however, no such special meeting shall be held during a period within sixty (60) days immediately preceding the date fixed for the next annual meeting of stockholders.

      (e)      Quorum.   At any meeting held for the  purpose  of
electing  directors  at  which the  holders  of  the  Convertible
Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 50% of the then outstanding shares of the Convertible Preferred Stock shall be required and be sufficient to constitute a quorum of the holders of the Convertible Preferred Stock for the election of directors. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Convertible Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Convertible Preferred Stock and the absence of a quorum or quorums of the holders of other classes or series of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Convertible Preferred Stock and (ii) in the absence of a quorum of the holders of the Convertible Preferred Stock, a majority of the holders present in person or by proxy of the Convertible Preferred Stock shall have the power to adjourn the meeting, or appropriate portion thereof for the election of directors which the holders of the Convertible Preferred Stock are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board or the President of the Corporation shall preside at any such meeting.

      (f) Term. Each director elected by the holders of shares of Convertible Preferred Stock shall continue to serve as a director until such time as all dividends accrued and unpaid on the Convertible Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, at which time the term of office of all persons elected as directors by the holders of shares of Convertible Preferred Stock shall forthwith terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. Whenever the term of office of the directors elected by the holders of Convertible Preferred Stock voting as a class shall end and the special voting powers vested in the holders of Convertible Preferred Stock as provided in this Section 6 shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section 6.

     Section 7.     Redemption Rights.

      (a) Optional Redemption. The Corporation may at its option, at any time on or after May 1, 2002, in the years indicated below, redeem (an "Optional Redemption") all, or any number less than all, of the outstanding shares of Convertible Preferred Stock, provided, that the Convertible Preferred Stock may not be redeemed, in whole or in part, prior to May 1, 2002. All optional redemptions of shares of Convertible Preferred Stock shall be effected during the twelve (12) month period beginning on May 1 of the year indicated at the applicable redemption prices set forth below:

               Year               Redemption Price Per Share
               2002
               2003             $  90.00
               2004
               2005             88.33

                                86.67

                                85.00

and thereafter at $85.00 per share, plus, in each case, an amount equal to all dividends (whether or not declared) accrued and unpaid on such share of Convertible Preferred Stock to the date fixed for redemption (the price from time to time to redeem the Convertible Preferred Stock excluding any dividends (whether or not declared) accrued and unpaid, is referred to herein as the "Redemption Price").

      (b) Mandatory Redemption. Each issued and outstanding share of Convertible Preferred Stock shall be redeemed on May 1, 2007, or the next succeeding business day (the "Mandatory Redemption") at a Redemption Price of $85.00 per share, plus all dividends (whether or not declared) accrued and unpaid on such share of Convertible Preferred Stock to the date fixed for redemption, payable in cash or, at the election of the Corporation, in shares of Common Stock ("Redemption Stock").

       (c) Accrued Dividends. The Corporation may not purchase, redeem or otherwise acquire for value any shares of Convertible Preferred Stock or shares of any other series of Preferred Stock then outstanding ranking on a parity with or junior to the Convertible Preferred Stock unless all accrued dividends on all shares of Convertible Preferred Stock then outstanding shall have been paid or declared and a sum of cash
(or shares of Preferred Dividend Stock) sufficient for the payment thereof set apart. No sinking fund shall be established for the Convertible Preferred Stock.

      (d) Mandatory Redemption Price Paid in Common Stock. The Corporation may pay the Redemption Price for Convertible Preferred Stock called for Mandatory Redemption pursuant to
Section 7(b) by issuing, for each full share of Convertible Preferred Stock being redeemed, to the holder thereof, such number of shares of Redemption Stock equal to the value of the Market Price averaged over the twenty (20) trading days preceding the date of notice of redemption provided for in Section 7(e).
All such shares of Redemption Stock shall be duly authorized, validly issued, fully paid and non-assessable. The Corporation will not issue any fractional shares or script representing fractional shares of Common Stock upon such redemption of the Convertible Preferred Stock and, in lieu thereof, will either (i) pay a cash adjustment based on the Market Price of the Common Stock as of the last trading day prior to the Redemption Date (as hereinafter defined) or (ii) aggregate and sell all such fractional shares and distribute the proceeds to holders as provided in Section 3(d).

      For purpose of this Section 7(d), "Common Stock" shall mean the Common Stock of the Corporation or any other cash, securities or property that the holder of Convertible Preferred Stock is entitled to receive upon conversion of the Convertible Preferred Stock pursuant to Section 3(c).

      (e) Notice of Redemption. Notice of any proposed Optional or Mandatory Redemption of shares of Convertible
Preferred Stock shall be mailed to each record holder of the shares of Convertible Preferred Stock to be redeemed at least thirty (30) but not more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall set forth the following:

          (i)     the Redemption Date;

          (ii)     the Redemption Price per share;

          (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to receive the Redemption Price;

          (iv) the shares of Convertible Preferred Stock to be redeemed;

            (v) the then effective conversion price and conversion rate;

           (vi) the Market Price of the Common Stock on the last trading day prior to the date of the notice;

            (vii) whether the Corporation will pay the Redemption Price of the Convertible Preferred Stock to be redeemed by issuing shares of Common Stock as provided in subsection (d) above and, if so, the average of the Market Prices over the twenty (20) trading days preceding the date of the notice; and

           (viii) that the right of holders of shares of Convertible Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the date fixed for redemption (provided that no default by the Corporation in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing).

      Any notice mailed in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. If less than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed ratably or by lot in a manner determined by the Board of Directors. In order to facilitate the redemption of the Convertible Preferred Stock, the Board of Directors may fix a record date for determination of holders of Convertible Preferred Stock to be redeemed, which shall not be more than thirty (30) days prior to the Redemption Date with respect thereto.

      The holder of any shares of Convertible Preferred Stock redeemed pursuant to this Section 7 upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such share of Convertible Preferred Stock and
(ii) transfer instrument(s) sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Convertible Preferred Stock after the Redemption Date.

      At the close of business on the Redemption Date for any share of Convertible Preferred Stock, such share shall (provided the Redemption Price (including any accrued and unpaid dividends to the Redemption Date) of such shares has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Section 7, subject to applicable escheat laws.

      In the event that any shares of Convertible Preferred Stock shall be converted into Common Stock prior to the Redemption Date pursuant to Section 3 or 4, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds, securities or other property which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion
(subject to declared dividends payable to holders of shares of Convertible Preferred Stock on the record date for such dividends being so payable, to the extent set forth in Section 3 hereof; regardless of whether such shares are converted subsequent to such record date and prior to the related Dividend Payment Date) and any shares of Common Stock reserved for issuance upon redemption of such converted shares need no longer be so reserved.

      Notwithstanding the foregoing provisions of this Section 7, and subject to the provisions of Section 2 hereof; if a dividend upon any shares of Convertible Preferred Stock is past due,
(i) no share of the Convertible Preferred Stock may be redeemed, except by means of a redemption pursuant to which all outstanding shares of the Convertible Preferred Stock are simultaneously redeemed and all accrued dividends paid and (ii) the Corporation shall not purchase or otherwise acquire any shares of the Convertible Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Preferred Stock.

      Section 8. Rank; Liquidation. Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 8, a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $85.00 per share of Convertible Preferred Stock then held by such stockholder, plus all dividends (whether or not declared or due) accrued and unpaid on such share to the date fixed for the distribution of assets of the Corporation to the holders of Convertible Preferred Stock. The shares of Convertible Preferred Stock shall rank prior to the shares of Common Stock and any other class or series of stock of the Corporation ranking junior to the Convertible Preferred Stock, so that the holders of the Convertible Preferred Stock shall receive the full amount to which they shall be entitled before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Convertible Preferred Stock in respect of distributions upon the Liquidation of the Corporation.

      If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Convertible Preferred Stock and any other stock of the Corporation ranking on a parity with the Convertible Preferred Stock upon Liquidation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Convertible Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Convertible Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Convertible Preferred
Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Convertible Preferred Stock and all other stock ranking on a parity with the Convertible Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

      The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of this Section 8 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

      The holder of any shares of Convertible Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 8 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Convertible Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

      After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

      Section 9. Payments. The Corporation may provide funds for any payment of the Redemption Price for any shares of Convertible Preferred Stock or any amount distributable with respect to any Convertible Preferred Stock under Sections 7 and 8 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000, in trust for the benefit of the holders of such shares of Convertible Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payments by the holders of such shares of Convertible Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 9 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this
Section 9, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall require to be paid by the Corporation.

      Any payment which may be owed for the payment of the Redemption Price for any shares of Convertible Preferred Stock pursuant to Section 7 or the payment of any amount distributable with respect to any shares of Convertible Preferred Stock under
Section 8 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which such funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable or (iii) in the case of a Mandatory Redemption the Corporation shall have deposited a sufficient amount of shares of Common Stock to pay the Redemption Price as provided in Section 7(e).

      Subject to applicable escheat laws, if the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 9 shall not have been satisfied within six (6) months after the establishment of the trust for such funds (or shares), then (i) such funds (or shares) shall be returned to the Corporation upon its request; (ii) after such return, such funds (or shares) shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to this payment for which such funds (or shares) shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds (or shares) shall be relieved of any responsibility for such funds (or shares) upon the return of such funds (or shares) to the Corporation.

      Section 10. Status of Reacquired Shares. Shares of Convertible Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Convertible Preferred Stock which have been redeemed pursuant to the terms of
Section 7 hereof and shares of Convertible Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

       Section   11.      Preemptive  Rights.   The   Convertible
Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     Section 12.     Miscellaneous.

      (a) Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any original issuance and delivery of shares of Convertible Preferred Stock or shares of Common Stock or Preferred Dividend Stock or Redemption Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates or instruments evidencing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof; and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

      (b) Failure to Designate Stockholder or Payee. In the event that a holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion or Preferred Dividend Stock to be issued as a dividend or Redemption Stock to be issued upon redemption of such shares, should be registered or to whom payment upon redemption of shares of Convertible Preferred Stock should be made or the address to which the certificates or instruments evidencing such shares or such payment should be sent, the Corporation shall be entitled to register such shares and make such payment in the name of the holder of such
Convertible Preferred Stock as shown on the records of the Corporation and to send the certificates or instruments evidencing such shares or such payment, to the address of such holder shown on the records of the Corporation.

      (c) Registrar and Transfer Agent. The Corporation may appoint, and from time to time discharge and change, the registrar and transfer agent for the Convertible Preferred Stock. The initial registrar and transfer agent for the Convertible Preferred Stock shall be the Corporation.

      (d) Severability. Whenever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

      C. The Corporation shall have the authority to issue up to 50,000 shares of Preferred Stock designated Series B, Cumulative Preferred Stock (the "Series B Preferred Stock"), each share of Series B Preferred Stock being identical with each other share of Series B Preferred Stock and all shares of Series B Preferred Stock having the following characteristics, rights and preferences:

     Paragraph 1.  Designation and Amount.

           The shares of this series of Preferred Stock shall be designated as Series B, Cumulative Preferred Stock, par value of $1.00 per share ("Series B Preferred Stock"), and the number of shares constituting such series shall be 50,000.

     Paragraph 2.  Definitions.

           The following terms, not defined elsewhere herein, shall have the following meanings:

           "The American Stock Exchange" means the American Stock
     Exchange, Inc.

           "Board of Directors" means the Board of Directors of the Company as may be constituted from time to time.

           "Business Day" means any day (other than a Saturday, Sunday or public holiday in the Borough of Manhattan, City of New York, New York) on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

           "Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

           "Company"  or "XCL" means The Exploration  Company  of
     Louisiana, Inc., a Delaware corporation.

           "Convertible  Loan  Notes" means the  8%  Subordinated
     Convertible Notes of the Company.

          "Directors" means the directors of the Company.

           "Dividend Stock" means the shares of Common Stock paid to holders of Series B Preferred Stock in lieu of a cash dividend as provided in Section 3(b) hereof.

          "$" means Dollars.

          "Dollars" means the freely transferable currency of the USA.

           "Redemption Stock" means the shares of Common Stock that may be issuable by the Company upon redemption of the Series B Preferred Stock as hereinafter provided.

          "Shareholders" means the holders of the Common Stock.

           "Stock Option Plans" means the Incentive and (non-qualified) Stock Option Plans adopted by the Company for employees and certain other individuals rendering services to the Company.

           "The  London  Stock Exchange" means The  International
     Stock  Exchange  of the United Kingdom and the  Republic  Of
     Ireland Limited.

           "The New York Stock Exchange" means The New York Stock
     Exchange. Inc.

           "Transfer Agent" means the transfer agent for the Series B Preferred Stock from time to time obtaining.

           "UK" and" "United Kingdom" means the United Kingdom of
     Great Britain and Northern Ireland.


          "USA" and "US" means the United States of America.


     Paragraph 3.     Dividends and Distributions.

           (a) Each share of Series B Preferred Stock shall entitle the record holder to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, dividends in cash at the annual rate of $10.00 per share, which shall be payable in arrears in equal semi-annual installments on June 30th and December 31st, or in the event any such date is a Saturday, Sunday or public holiday in the Borough of Manhattan, the City of New York, New York, on the first Business Day following such date (hereinafter a "Dividend Payment Date") in each year, provided, however, that the dividend payable on the first such Dividend Payment Date occurring after December 31, 1990 shall be equal to the product obtained by multiplying $5.00 by a fraction, the denominator of which shall be 182 and the numerator of which shall be the number of days expired in the period between the date of issuance of the first share of Series B Preferred Stock (the "Issuance Date") and such first Dividend Payment Date (inclusive of both such dates); provided, however, that if as of the tenth Business Day prior to any such Dividend Payment date the Board of Directors has neither (i) declared a cash dividend of $10.00 per share nor (ii) delivered written notice of the Company's election to pay a dividend hereunder in kind in shares of Common Stock, the Company shall, to the extent legally and contractually permitted, declare a dividend and use its best efforts to pay such dividend in shares of Common Stock as set forth in sub-paragraph 3(b).

           (b) The Company may, at its option exercised by written notice to the holders of the Series B Preferred Stock given at least ten (10) Business Days prior to the Dividend Payment Date, elect to pay any dividend due and payable hereunder, and the Company shall to the extent required by sub-paragraph 3(a), in kind in shares of Common Stock in-lieu of a dividend payment in cash. The amount of shares of Dividend Stock issuable to each holder of Series B Preferred Stock pursuant to this sub-paragraph 3(b) on each such Dividend Payment Date shall equal $6.00 divided by the lowest average Closing Price per share of the Common Stock as calculated for the last 5, 10 and 30 Trading Days (the "Trading Periods") preceding such Dividend Payment Date multiplied by the total number of shares of Series B Preferred Stock registered in the name of each such holder of the Series B Preferred Stock on the record date for the payment of the dividend. As used herein, the term "Closing Price" of a security on any day shall mean the last sales price, regular way, per share of such security on such day as reported in the principal consolidated reporting system with respect to such security listed on The American Stock Exchange or The New York Stock Exchange or, if the shares of such security are not listed or admitted to trading on The American Stock Exchange or The New York Stock Exchange, the middle market quotations for the shares of such security (derived from The London Stock Exchange Daily Official List) listed or admitted to trading on The London Stock Exchange, or if the shares of such security are not listed or admitted to trading on The London Stock Exchange, the last sales price as reported in the National Market System ("NMS") of the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), or if the shares of such security are not listed or admitted to trading in NMS, the average of the high bid and low asked prices in the over-the-counter market as reported by NASDAQ, or if the bid and asked prices on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors or a committee thereof on each Trading Day during such Trading Periods. The term "Trading Day" shall mean a day on which the market used for calculating the Closing Price is open for the transaction of business or, if the shares of such security are not so listed or admitted to trading, a Business Day. In any of such alternate cases when such security is not traded in prices expressed in Dollars, such Closing Price shall be converted into Dollars at the spot market exchange rate of pounds sterling (UK) into Dollars as quoted by
     Manufacturers  Hanover  Trust  Company  on   the   date   of
     determination. Fractions of Common Stock arising in respect of the payment of any dividend in shares of Dividend Stock shall not be issued to the holders of Series B Preferred Stock; instead they shall be aggregated and sold in the
     market  on  behalf  of  such  holders  at  the  best   price
     reasonably obtainable and the net proceeds of sale shall be distributed pro rata among such holders unless in respect of any holding of the relevant shares the amount to be distributed would be less than $2.00 in which case such amount shall not be distributed but shall be retained for the benefit of the Company. For the purpose of implementing the provision in the immediately preceding sentence the Board of Directors may appoint a person to execute transfers
     on   behalf  of  persons  otherwise  entitled  to  any  such
     fractions and generally may make all arrangements which appear to them necessary or appropriate for the settlement
     and  disposal  of fractional entitlements.   Within  fifteen
     (15) Business Days after each Dividend Payment Date on which the Company has elected. by written notice to each holder of shares of Series B Preferred Stock, to pay the dividend due thereon in shares of Dividend Stock, each holder of Series B Preferred Stock shall have the right to notify the Company of its election to have the Company sell its shares of
     Dividend  Stock  on  behalf of  such  holder.   As  soon  as
     practicable after receipt of such holder's written election so to sell such shares the Company shall use its best efforts to sell such Dividend Shares in the market or in one or more private transactions, without commission or any other remuneration payable to the Company, at the best price reasonably obtainable for shares of Common Stock, either directly or through one or more brokers or other agents selected by the Company. The Company may, but shall not be required to purchase such shares of Dividend Stock at such
     price.   While  the Company shall seek to  obtain  the  best
     price for such shares it shall not be required to obtain the highest possible price; provided, however, in the event the amount of the net proceeds of sales paid to such holder from the sale of the Dividend Stock (after payment of all sales commissions or fees but before payment of any transfer, stamp, documentary or income taxes) is less than $5.50 per share of Series B Preferred Stock, the Company shall pay
     such  holder  the  difference  in  cash.   Within  ten  (10)
     Business  Days  after  receipt  of  such  holder's   written
     election to sell its shares of Dividend Stock, the Company will sell such stock and pay the holders of the Preferred Stock the net proceeds of such sale and any amount payable under the preceding sentence.

           (c) Dividends shall be cumulative, whether or not earned and whether or not surplus shall be available therefor and shall commence to accrue and accumulate from day to day from the Issuance Date. Such accumulation shall include, if not paid, the dividend payable on such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Such dividends shall be declared and set apart or paid before any dividends (other than dividends payable in Common Stock) shall be paid on the Common Stock. No dividend shall be paid upon or set apart for shares of any other class of stock of XCL (other than shares of preference stock ranking pari passu with the Series B Preferred Stock) until all dividend arrears on the Series B Preferred Stock shall be fully paid. The shares of Series B Preferred Stock shall rank pari passu with the shares of the U.K. Preferred Stock with respect to the payment of dividends.

          (d) Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of
     Directors may fix a record date for the determination of holders of Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     Paragraph 4.     Dissolution, Liquidation or Winding Up.

          In the event of any dissolution, liquidation or winding up of the affairs of XCL, after payment or provision for payment of the debts and other liabilities of XCL, the registered holders of Series B Preferred Stock shall be entitled to share on a pro rata basis with the shares of U.K. Preferred Stock and all other series of XCL's preference stock ranking on a parity with the Series B
     Preferred Stock in respect of distributions upon dissolution, liquidation or winding up of the Company and to receive, out of the net assets of XCL, $100.00 per share, plus an amount equal to all the dividend arrears on each such share up to the date fixed for distribution and no more, before distribution shall be made to the holders of the Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon dissolution, liquidation or winding up of the Company. Neither the merger or consolidation of XCL, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a dissolution, liquidation or winding up of the affairs of XCL within the meaning of this Paragraph 4.

     Paragraph 5.  Redemption.

          The Series B Preferred Stock shall be redeemable at the redemption price specified below and on the following terms and conditions:

           (a) Series B Preferred Stock is redeemable at the option of the holder at any time after May 13, 1994 ("Optional Redemption"), at $100.00 per share plus an amount equal to the accrued and unpaid dividends thereon to the Redemption Date (as hereinafter defined), whether or not earned and whether or not surplus is available therefor, payable out of funds legally available therefor. In order to exercise an Optional Redemption, such holder must give written notice of such redemption to the Company ninety (90) calendar days prior to the redemption date ("Redemption Date"). In the event funds are legally available to redeem only a portion of the Series B Preferred Stock outstanding, such funds shall be applied to redemption to the extent available and the shares to be redeemed shall be selected by lot as determined by the Board of Directors and the remainder of the shares to be redeemed shall be promptly redeemed as funds become legally available. Each holder so electing to have the Company redeem its shares of Series B Preferred Stock shall elect such redemption with respect to at least 5,000 such shares registered in its name on the Redemption Date; provided, however, that a holder of less than 16,667 shares of Series B Preferred Stock so electing to have the Company redeem any of its shares of Series B Preferred Stock shall elect such redemption with respect to all such shares registered in its name on the Redemption Date.

           (b) In the event of an Optional Redemption, the Company may elect, at its option, to pay the redemption price by issuing shares of Redemption Stock to those holders of Series B Preferred Stock who have elected to redeem their shares of Series B Preferred Stock, provided the Company's Common Stock is then listed on The American Stock Exchange. The New York Stock Exchange or The London Stock Exchange or is admitted to trading in NASDAQ National Market. In the event the Company elects to pay the redemption price in shares of Redemption Stock, the Company shall advise the holders by written notice within thirty (30) calendar days after receipt of written notice of such holders' election to redeem shares of Series B Preferred Stock. The number of shares of Redemption Stock so to be issued to such holders shall equal the product of the number of shares of Series B Preferred Stock registered in the name of each such holder, multiplied by the quotient obtained by dividing the sum of $100.00 plus an amount equal to the accrued and unpaid dividends on each share of Series B Preferred Stock to the Redemption Date by the lowest average Closing Price per share of the Common Stock as calculated for the last 5, 10 and 30 Trading Days preceding the Redemption Date. Issuance and delivery of the Redemption Stock to such holders shall be effected by the Company or the Redemption Agent (as hereinafter defined) in the same manner and to the same effect as the payment of the redemption price in cash in accordance with the procedures set forth in sub-paragraph 5(d) below. In the event the Company has notified a redeeming holder of its election to pay the redemption price in Redemption Stock, within fifteen (15) Business Days after receipt of such notice, such holder of Series B Preferred Stock shall have the right to notify the Company of its election to have the Company sell its shares of Redemption Stock on behalf of such holder. As soon as practicable after receipt of such holder's written election so to sell such shares the Company shall use its best efforts to sell such Redemption Stock in the market or in one or more private transactions, without commission or any other remuneration payable to the Company, at the best price reasonably obtainable for shares of Common Stock, either directly or through one or more brokers or other agents selected by the Company. The Company may, but shall not be required to purchase such shares of Redemption Stock at such price. While the Company shall seek to obtain the best price for such shares it shall not be required to obtain the highest possible price; provided, however, in the event the amount of the net proceeds of sales paid to such holder from the sale of the Redemption Stock (after payment of all sales commissions or fees but before payment of any transfer, stamp, documentary or income taxes) is less than $100.00 per share of Series B Preferred Stock (the difference being herein referred to as the "Deficit Amount"), the Company shall issue to such holder additional shares of Common Stock (the "Additional Stock") in an amount equal in value to the Deficit Amount computed, to the nearest whole share of Common Stock, by dividing the Deficit Amount by the last sales price per share at which the Redemption Stock was sold as hereinabove provided. Within ten (10) Business Days after receipt of such holders' written election to sell its shares of Redemption Stock, the Company will sell such shares, pay such holder the net proceeds of such sale and issue to such holder the amount of shares of Additional Stock, if any, required to be issued under the preceding sentence. Within fifteen (15) Business Days after the issuance of shares of Additional Stock to such holder, such holder shall have the right to notify the Company of its election to have the Company sell its shares of Additional Stock on behalf of such holder. Within ten (10) Business Days after receipt of such holders' written election to sell its shares of Additional Stock, the Company will sell such shares and pay such holder the net proceeds of such sale. If the net proceeds of such sale of Additional Stock are less than the Deficit Amount (the difference being herein referred to as the "New Deficit Amount"), the Company shall issue to such holder additional shares of Common Stock (the "New Additional Stock") in an amount equal in value to the New Deficit Amount computed to the nearest whole share of Common Stock, by dividing the New Deficit Amount by the last sales price per share at which the Additional Stock was sold as hereinabove provided. Within ten (10) Business Days after the issuance to such holder of the amount of shares of New Additional Stock, if any, required to be issued under the preceding sentence, the Company will sell such shares and pay such holder the net proceeds of such sale. The Company shall continue to issue to such holder additional shares of Common Stock, sell such shares on such holder's behalf and pay such holder the net proceeds of such sale or sales on the same terms as hereinabove provided with respect to the New Additional Stock until such holder has received from the Company aggregate net proceeds of not less than $100.00 per share of Series B Preferred Stock. The Company shall use its best efforts to sell all such Additional Stock, New Additional Stock and such other additional shares of Common Stock on behalf of the Holder in the same manner contemplated for sales of the Redemption Stock, as hereinabove provided.

           (c)   Shares  of  Series B Preferred  Stock  shall  be
     automatically redeemed upon the exercise, in full or in part, in accordance with the Warrant Agreement dated as of March 27, 1991, between the Company and China Investment & Development Co., Ltd. ("CIDC-ROC"), of the Class B Warrants (the "Class B Warrants") issued pursuant to the Securities Purchase Agreement, dated as of March 27, 1991 between the
     Company, China Investment and Development Corporation and CIDC-ROC, to the extent that the Class B Warrants are exercised ("Automatic Redemption"). The number of shares of Series B Preferred Stock which shall be automatically redeemed upon partial exercise of the Class B Warrants shall be calculated by dividing the product of the number of Class B Warrants exercised and the Class B Exercise Price (as defined in the Warrant Agreement) by $100.00, to the nearest whole share of Series B Preferred Stock. The particular shares of Series B Preferred Stock which shall be automatically redeemed upon any partial exercise of the Class B Warrants shall be selected by the Board of Directors of the Company by lottery. The redemption price payable upon Automatic Redemption of the Series B Preferred Stock shall not be payable by issuing shares of Redemption Stock but shall be paid in cash in accordance with the provisions of sub-paragraph 5(d); provided, however, in no event shall such redemption price exceed the amount actually collected by the Company upon exercise of the Class B Warrants.

           (d) If a holder of record submits to the Company, on or prior to a Redemption Date, the certificate or certificates for the Series B Preferred Stock to be redeemed, with the redemption notice thereon appropriately completed, the redemption price shall be payable as soon as practicable thereafter, but in any event no later than the earlier of (i) ten (10) Business Days after receipt of such certificate or certificates or (ii) in the event of an Automatic Redemption the date of the receipt and collection of the Class B Exercise Price of the Class B Warrants being exercised. The Company may deposit the aggregate redemption price in trust with a bank or trust company (in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, City of New York, New York, and having capital surplus and undivided profits aggregating at least $25,000,000) as the "Redemption Agent", for payment to the holders so the shares so to be redeemed, upon surrender (and endorsement, if required by the Board of Directors) of the certificates for such shares. Upon a Redemption Date (unless the Company shall fail to make payment or deposit of the redemption price as above set forth), each holder of the shares of Series B Preferred Stock so to be redeemed shall cease to be a shareholder with respect to such shares and shall have no interest in, or claim against, the Company and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from such bank or trust company, or from the Company, without interest thereon, upon surrender (and endorsement if required by the Board of Directors) of the certificates; and the shares represented thereby shall no longer be deemed to be outstanding. In the event the holder of any shares of Series B Preferred Stock shall not, within six years after such deposit claim the amount deposited as above stated for the redemption thereof, the depositary shall, upon demand, pay over to the Company such unclaimed amount so deposited, and the depositary shall thereupon be relieved of all responsibility therefor to such holder.

           (e) In the event of an Automatic Redemption, the dividend on the Series B Preferred Stock as redeemed shall accrue up to the fixed Dividend Payment Date last preceding the relevant redemption date but shall cease to accrue thereafter in respect of shares of Series B Preferred Stock being redeemed.

           (f) Any dividend arrears on the Series B Preferred Stock tendered to the Company upon exercise of the Class B Warrants as therein provided shall be payable in full to the respective last holders of record of the shares of Series B Preferred Stock so tendered to the Company (notwithstanding any subsequent transfer of the shares of Common Stock issued upon exercise of the Class B Warrants), pro rata with payment of corresponding dividend arrears on the Series B Preferred Stock remaining outstanding.

     Paragraph 6.  Voting Rights.

           Except as may be otherwise provided herein or in this Restated Certificate of Incorporation of XCL, as amended from time to time with the consent of the holders of Series B Preferred Stock, provided such consent is required to be obtained hereunder, or as required by applicable law:

           (a) The Series B Preferred Stock shall vote together with the Common Stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each share of Series B Preferred Stock shall entitle the holder thereof to cast 50 votes on all matters on which the Series B Preferred Stock shall vote with the Common Stock. No adjustment shall be made in the voting rights per share of the Series B Preferred Stock on any matters (including, without limitation, the voting rights set forth in this
     Section 6 and in Sections 7 and 8 hereof) upon any increase or decrease in the number of shares outstanding of any class of stock which is also entitled to vote on such matters;

           (b) The Series B Preferred Stock shall vote as a separate class on any resolution proposed for adoption by the stockholders of the Company which seeks to amend, alter or repeal, the provisions of XCL's Restated Certificate of Incorporation or of the resolutions contained in the Certificate of Designation of the Series B Preferred Stock designating the Series B Preferred Stock and the preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the issued Series B Preferred Stock or the creation and issue of other series of preference stock (whether or not denominated in Dollars), or any increase in the amount of authorized shares of Series B Preferred Stock, in each case either being Parity Stock (as defined below) or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up and with or without similar voting rights will not be deemed to affect adversely such rights, preferences, privileges or voting powers of the Series B Preferred Stock;

           (c) Except in the event that arrangements are or have been offered to the holders of the Series B Preferred Stock which ensure that the rights of such holders would not be prejudiced, XCL will ensure that no plan of compromise or arrangement affecting the Common Stock shall become effective unless the holders of the Series B Preferred Stock shall be parties to the plan and unless the plan shall be approved by the holders of at least two thirds of the then issued and outstanding shares of Series B Preferred Stock, voting as a class together with all other series of preference stock ranking on a parity with the Series B Preferred Stock as to the right to receive any dividends and any payment or distribution of assets upon dissolution, liquidation or winding up (herein referred to as "Parity Stock"). The U.K. Preferred Stock shall be deemed Parity Stock for all purposes herein;

           (d)   In  the case of a vote on a resolution regarding
     (i) the capital reorganization, dissolution or liquidation of XCL; or (ii) any matter for which the consent of the holders of Series B Preferred Stock is sought in accordance with the provisions of sub-paragraphs 6(b) or 6(c) or Paragraphs 7 or 8 hereof; every record holder of Series B Preferred Stock who is present at that meeting in person or by proxy shall be entitled to cast one (1) vote for each share of Series B Preferred Stock registered in its name (voting (A) as a separate class with respect to the matters set forth in sub-paragraph 6(b) and (B) together with all other Parity, Stock with respect to the matters set forth in sub-paragraphs 6(c) and 6(d)(i) and Paragraphs 7 and 8) and the decision of at least two thirds of the votes cast at the meeting by such holders (as to any matters set forth in clause (A) above) and such, holders and the holders of any Parity Stock (as to any matters set forth in clause (B) above) shall be determinative of the matter so long as a quorum (as defined in sub-paragraph 6(e) below) is present; provided that in the case of sub-paragraph 6(d)(ii) above such consent may be sought without a meeting and shall be deemed to be granted upon the receipt of the written consent of at least two thirds of the then issued and outstanding shares of stock entitled to vote on such matter as a class.

           (e) At each meeting of stockholders at which the holders of the Series B Preferred Stock shall have the right to vote as a separate class or together with any other class of stock, the presence in person or by proxy of the holders of record of a majority of the total number of shares of stock entitled to vote as a single class then outstanding shall be necessary and sufficient to constitute a quorum of such class for the transaction of business by such stockholders as a class. At any such meeting or adjournment thereof:

              (i) the absence of a quorum of the holders of the Series B Preferred Stock shall not prevent the election of Directors or the transaction of business other than the transaction of business with respect to which the holders of the Series B Preferred Stock are entitled to vote as a separate class and the absence of a quorum of the holders of any other class of stock for the election of Directors or the conduct of such other business shall not prevent the conduct of business on which the Series B Preferred Stock is entitled to vote as a separate class, and

             (ii) in the absence of any such quorum, the holders present in person or by proxy of the class or classes which lack a quorum shall have the power to adjourn (for a period of up to 30 days) the meeting for the election of Directors which they are entitled to elect from time to time, or for the conduct of such business, without notice other than announcement at the meeting until a quorum shall be present.

     Paragraph 7.  Further Issues: Par Value.

           So long as any shares of Series B Preferred Stock remain outstanding, XCL will not without the affirmative vote or consent of the holders of the Series B Preferred Stock and any Parity Stock, in each case outstanding at the time, given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or distribution of assets on dissolution, liquidation or winding up or which may be convertible into any class of shares ranking as regards participation in dividends or the distribution of assets on dissolution, liquidation or winding up senior to the Series B Preferred Stock; or (ii) increase or decrease the par value of the Common Stock.

     Paragraph 8.  Other Matters.

           So long as any Series B Preferred Stock remains issued and outstanding then:

           (a) except as authorized by the adoption of an appropriate resolution by the affirmative vote or consent of the holders of the Series B Preferred Stock and any Parity
     Stock in accordance with sub-paragraph 6(d):

             (i) XCL will cause the Group (as defined below) not to directly engage or become materially interested in any business, other than in oil and gas exploration, development and production, including the operation of processing plants and gas gathering systems and pipelines, but excluding any downstream activities such as petroleum refining or retailing of refined products unless such retailing is incidental to a permitted activity;

               (ii) XCL will not purchase any of its own outstanding shares of Common Stock otherwise than (A) in accordance with XCL's Stock Option Plans to the extent Common Stock is used to satisfy the exercise stock options granted thereunder; or (B) pursuant to a resolution of the Shareholders adopted at an Extraordinary General Meeting held on December 4, 1987; and

              (iii)   XCL  shall  cause the Group  not  to  incur
        Indebtedness which shall exceed in aggregate principal amount an amount equal to 200 percent of the amount of Shareholders' Equity of the Group as reported in XCL's Latest Consolidated Balance Sheet.

             For the purposes of sub-paragraph (iii) above:

              (A) "Indebtedness" means all borrowed moneys and shall be deemed to include to the extent not otherwise taken into account:

                (1) the principal amount raised in respect of loans or acceptances by any bank or accepting house under any loan facility or acceptance credit opened on behalf of and in favor of XCL and any corporation a majority of whose shares of voting securities are owned by XCL (a "Subsidiary");

                (2)      the  principal amount of any  debentures
          (secured or unsecured) of XCL or any Subsidiary; and

                (3) the principal amount for which XCL is liable as a guarantor of, or surety for the obligations of a third party;

        But shall not include, as determined in accordance with generally accepted U.S. accounting principles:

               (1)     intra-Group debt;

                (2) the amount of all consolidated current liabilities of XCL and its Subsidiaries incurred in the ordinary course of business, other than for current maturities of long term debt and other than short term borrowings;

               (3)     deferred revenues; and

               (4)     deferred U.S. taxes.,

              (B) "Shareholders' Equity" means the aggregate amount appearing as shareholders' equity in the applicable Latest Consolidated Balance Sheet as determined in accordance with generally accepted US accounting principles;

             (C) "Latest Consolidated Balance Sheet" means at any date the then latest published consolidated balance sheet of the Group prepared in accordance with generally accepted US accounting principles and which has been audited and has been reported on by XCL's auditors for the time being.

              (D) "the Group" means XCL and its Subsidiaries from time to time.

           (b) XCL shall concurrently send a copy of every report and financial statement sent to its Shareholders to every holder of Series B Preferred Stock.

     Paragraph 9.  Reacquired Shares.

           Any shares of the Series B Preferred Stock redeemed or purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series B Preferred Stock, par value $1.00, and may be reissued as Series B Preferred Stock or part of a new series of preference stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

     Paragraph 10.  Miscellaneous.

           (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Company, to its office as specified in its most recent Annual Report on Form 10-K (or any successor report or form) or to the Transfer Agent or other agent of the Company designated as permitted thereby or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any Transfer Agent for the Series B Preferred Stock or Common Stock, as the case may be) or
     (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

          (b) A copy of any notice given hereunder to any holder of Series B Preferred Stock shall be provided to Shearman & Sterling, 555 California Street, San Francisco, CA 94104,
     Attention: William M. Kelly, Esq. unless otherwise requested in writing by any such holder.

           (c) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any original issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered (including, without limitation, any sales or transfers of Dividend and Redemption Stock arranged by the Company on behalf of a holder of Series B Preferred Stock), or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has made arrangements satisfactory to the Transfer Agent for the payment to the Company of the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

     Until after the third anniversary of the Issuance Date neither the Company nor the Transfer Agent shall be required to recognize or record on the books and records of the Company or the Transfer Agent any transfer of any shares of Series B Preferred Stock to a person who is not a citizen or resident of the United States of America without the prior written consent of the Company to such transfer, which consent shall not be unreasonably withheld, and the Company shall be entitled to request and receive reasonable proof of the citizenship or residency of any such proposed transferee before authorizing the transfer of such shares of Series B Preferred Stock.

           (d) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the such payment, should be sent, the Company shall be entitled to make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Company and to send such payment, to the address of such holder shown on the records of the Company.

            (e) Unless otherwise provided in this Restated Certificate of Incorporation of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made Upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividend distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

           (f) The Company may appoint, and from time to time discharge and change, the Transfer Agent for the Series B Preferred Stock. Upon any such appointment or discharge of a Transfer Agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred, Stock. The initial Transfer Agent for the Series B Preferred Stock shall be the Company.

      D. The Corporation shall have the authority to issue up to 50,000 shares of Preferred Stock, which shall be designated Series F, Cumulative Convertible Preferred Stock (the "Series F Preferred Stock"), each share of Series F Preferred Stock being identical with each other share of Series F Preferred Stock and all shares of Series F Preferred Stock having the following characteristics, rights and preferences:

          Paragraph 1. Designation and Amount. The shares of this series of Preferred Stock, par value $1.00 per share ("Preferred Stock"), shall be designated as Series F, Cumulative Convertible Preferred Stock, par value of $1.00 per share ("Series F Preferred Stock"), and the number of shares constituting such series shall be 50,000.

          Paragraph 2. Definitions and Rules of Construction.

          (a) The following terms, not defined elsewhere herein, shall have the following meanings:

          "The  American Stock Exchange" means the American Stock
Exchange, Inc.

          "Amended Series A Preferred Stock" means the shares of the Company's Amended Series A, Cumulative Convertible Preferred
Stock, par value $1.00 per share.

          "Board of Directors" means the Board of Directors of the Company as may be constituted from time to time.

          "Business Day" means any day (other than a Saturday, Sunday or public holiday in the Borough of Manhattan, City of New York, New York) on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

          "Closing Price" of a security on any day means the last sales price, regular way, per share of such security on such day as reported in the principal consolidated reporting system with respect to such security listed on the principal US stock exchange on which such security was listed for trading or, if the shares of such security are not listed or admitted to trading on a US stock exchange, the middle market quotations for the shares of such security (derived from The London Stock Exchange Daily Official List) listed or admitted to trading on The London Stock Exchange Limited, or if the shares of such security are not listed or admitted to trading on The London Stock Exchange, the last sales price as reported, in the National Market System ("NMS") of the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ"), or if the shares of such security are not listed or admitted to trading in NMS, the average of the high bid and low asked prices in the over-the-counter market as reported by NASDAQ, or if the bid and asked prices on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any American Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors or a committee thereof on each Trading Day. In any of such alternate cases when such security is not traded in prices expressed in Dollars, such Closing Price shall be converted into Dollars at the then spot market exchange rate of pounds sterling (UK) into Dollars as quoted by Chase Manhattan Bank, N.A. on the date of determination.

          "Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

          "Company" means XCL Ltd., a Delaware corporation.

          "Conversion Commencement Date" means six months after the initial Issuance Date.

          "Conversion Stock" means the shares of Common Stock issuable upon conversion of the Series F Preferred Stock in accordance with Paragraph 6.

          "Directors" means the directors of the Company.

          "Dividend   Stock"  means  the  shares  of   Series   F
Preferred Stock paid to holders of Series F Preferred Stock in lieu of a cash dividend.

          "$" means Dollars.

          "Dollars" means the freely transferable currency of the USA.

          "Forced Conversion Date" means that date on which the shares of Common Stock have traded at or in excess of $0.50 per share for 30 consecutive Trading Days.

          "Parity Stock" means all other series of preference stock ranking on a parity with the Series F Preferred Stock as to the right to receive any dividends and any payment or distribution of assets upon dissolution, liquidation or winding up of the Company. The Amended Series A and Series B Preferred Stock shall be deemed Parity Stock for all purposes herein.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series  B  Preferred Stock" means the  shares  of  the
Company's  Series B, Cumulative Preferred Stock, par value  $1.00 per share.

          "Shareholders" means the holders of the Common Stock.

          "Stock Option Plans" means the employee stock option plans adopted by the Company and approved by Shareholders, in effect from time to time, for employees and certain other individuals rendering services to the Company.

          "The  London  Stock Exchange" means  The  London  Stock
Exchange Limited.

          "Trading  Day"  shall mean a day on  which  the  market
used   for  calculating  the  Closing  Price  is  open  for   the
transaction of business or, if the shares of such security are not so listed or admitted to trading, a Business Day.

          "Transfer Agent" means the transfer agent for the Series F Preferred Stock from time to time obtaining.

          "UK"  and  "United Kingdom" mean the United Kingdom  of
Great Britain and Northern Ireland.

          "USA" and "US" means the United States of America.

          "Warrants" means an aggregate of 45,491,863 issued and outstanding and to be issued warrants to purchase Common Stock.

            (b) References herein to Paragraphs and subparagraphs are to paragraphs and subparagraphs of this Designation of the Series F Preferred Stock ("Designation") unless otherwise indicated. The words "hereof", "herein", "hereunder" and comparable terms refer to the entirety of this Designation and not to any particular Paragraph or other subdivision hereof. Words in the singular include the plural and in the plural include the singular. Words in the neuter gender shall include the masculine and feminine and vice versa. The word "or" is not exclusive. The word "including" shall be deemed to mean "including, without limitation." The Paragraph headings contained in this Designation are for reference purposes only and shall not affect in any way the meaning or interpretation of this Designation.

          Paragraph 3. Dividends and Distributions.

           (a) Each share of Series F Preferred Stock shall entitle the record holder to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, dividends in cash at the annual rate of $12.00 per share, which shall be payable in arrears in equal semi-annual installments on June 30th and December 31st, or in the event any such date is a Saturday, Sunday or public holiday in the Borough of Manhattan, in the City of New York, New York, on the first Business Day following such date (hereinafter a "Dividend Payment Date") in each year, provided, however, that the dividend payable on the first such Dividend Payment Date shall be equal to the product obtained by multiplying $6.00 by a fraction, the denominator of which shall be 182 and the numerator of which shall be the number of days expired in the period between the date of issuance of the share of Series F Preferred Stock (the "Issuance Date") and such first Dividend Payment Date (inclusive of both such dates).

           (b) The Company may, at its option exercised by written notice to the holders of the Series F Preferred Stock given at least ten (10) Business Days prior to the Dividend Payment Date, elect to pay any dividend due and payable hereunder, in kind in additional shares of Series F Preferred Stock in lieu of a dividend payment in cash. The amount of shares of Dividend Stock issuable to each holder of Series F Preferred Stock pursuant to this subparagraph 3(b) on each such Dividend Payment Date shall equal .06 share of Series F Preferred Stock for each share of Series F Preferred Stock registered in the name of each such holder of the Series F Preferred Stock on the record date for the payment of the dividend. Fractional shares of Series F Preferred Stock arising in respect of the payment of any dividend in shares of Dividend Stock shall not be issued to the holders of Series F Preferred Stock.

          (c) Dividends shall be cumulative, whether or not earned and whether or not surplus shall be available therefor and shall commence to accrue and accumulate from day to day from the Issuance Date. Such accumulation shall include, if not paid, the dividend payable on each Dividend Payment. Accrued but unpaid dividends shall not bear interest. Such dividends shall be declared and set apart or paid before any dividends (other than dividends payable in Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to dividends and as to distributions upon the dissolution, liquidation or winding up of the Company to the Series F Preferred Stock, such junior securities being hereinafter referred to as "Junior Securities") shall be paid on the Common Stock or such other series or class of Junior Securities. No cash dividend shall be paid upon or set apart for shares of any other class of stock of the Company (other than shares of preference stock ranking pari passu with the Series F Preferred Stock in respect of the payment of dividends) until all dividend arrears on the Series F Preferred Stock shall be fully paid. The shares of Series F Preferred Stock shall rank pari passu with the shares of the Amended Series A Preferred Stock and Series B Preferred Stock with respect to the payment of dividends.

           (d) Dividends paid on the shares of Series F Preferred stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series F Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for payment thereof.

           (e) In the event the Company fails to declare and pay any dividend on a Dividend Payment Date (the "Defaulted Date"), the dividend rate on the outstanding shares of Series F Preferred Stock in effect on the Defaulted Date shall be increased effective such Date so that the aggregate dividend payable on the next succeeding Dividend Payment Date shall equal the dividend that would have been paid on all then outstanding shares of Series F Preferred Stock had the Company declared and paid the dividend on the Defaulted Date in Dividend Stock. Upon payment of all such dividend arrearages in cash or with shares of Dividend Stock (or some combination of both), the dividend rate shall revert to the dividend rate in effect on the initial Defaulted Date. The Company shall notify all holders of Series F Preferred Stock in writing at least fifteen (15) days prior to the payment by the Company of any dividend arrearages in cash, in which case such holders may elect to receive such dividend arrearage payment in shares of Dividend Stock (computed based upon the annual cash dividend rate then applicable divided by
100) in lieu of such cash payment by notice in writing delivered to the Company within five (5) days after receipt of the Company's dividend payment notice, provided that such notice is received by the Company from the holders of at least a majority of the outstanding shares of Series F Preferred Stock.

          Paragraph 4. Dissolution. Liquidation or Winding Up.

          In the event of any dissolution, liquidation or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the registered holders of Series F Preferred Stock shall be entitled to share on a pro rata basis with the holders of shares of Amended Series A Preferred Stock and Series B Preferred Stock and all other series of the Company's preference stock ranking on a parity with the Series F Preferred Stock in respect of distributions upon dissolution, liquidation or winding up of the Company and to receive, out of the net assets of the Company, $100.00 per share, plus an amount equal to all the dividend arrears on each such share up to the date fixed for distribution and no more, before distribution shall be made to the holders of the Common Stock or any Junior Securities. Neither the merger or consolidation of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Company within the meaning of this Paragraph 4.

          Paragraph 5. Redemption.

            (a)      The  Series  F  Preferred  Stock  shall   be
redeemable at the election of the Company, in whole or in part at any time and from time to time, at a redemption price ("Redemption Price") of $100.00 per share, in each case plus all accrued and unpaid dividends to and including the redemption date. The Company shall notify each holder of record of shares of Series F Preferred Stock in writing (the "Redemption Notice") mailed by first class mail, postage prepaid, at least twenty (20) days and not more than sixty (60) days prior to the date fixed by the Company for redemption, mailed to his address as the same shall appear on the books of the Company. The Redemption Notice shall state the redemption date, the Redemption Price and the place and manner of payment thereof. If less than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the Company shall select those shares to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine.

            (b) The Company may deposit the aggregate Redemption Price in trust with a bank or trust company (in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, in the City of New York, New York, and having capital surplus and undivided profits aggregating at least $25,000,000) as "Redemption Agent", for payment to the holders of the shares so to be redeemed, upon surrender (and endorsement, if required by the Board of Directors) of the certificates for such shares. At the close of business on a redemption date (unless the Company shall fail to make payment or deposit of the Redemption Price as above set forth), dividends shall cease to accrue on the shares of Series F Preferred Stock called for redemption (except on any such shares of Series F Preferred Stock in respect of which, upon due presentation of the certificate(s) relating thereto, payment of the money due at such redemption shall be refused in which case the dividend shall be deemed to have continued and shall continue to accrue from the relevant date of redemption to the date of payment); each holder of the shares of Series F Preferred Stock so to be redeemed shall cease to be a shareholder with respect to such shares and shall have no interest in, or claim against, the Company and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from such bank or trust company, or from the Company, without interest thereon, upon surrender (and endorsement if required by the Board of Directors) of the certificates; and the shares represented thereby shall no longer be deemed to be outstanding. In the case of a call for redemption by the Company pursuant to subparagraph 5(a) above, the right of conversion shall cease and terminate as to the shares designated for redemption on the close of business on the third Business Day preceding the redemption date unless default shall be made in the payment of the Redemption Price. In the event the holder of any shares of Series F Preferred Stock shall not, within six years after such deposit, claim the amount deposited as above stated for the redemption thereof, the depositary shall, upon demand, pay over to the Company such unclaimed amount so deposited, and the depositary shall thereupon be relieved of all responsibility therefor to such holder.

           (c) So long as any shares of Series F Preferred Stock are outstanding, the Company shall not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of Common Stock or any Junior Securities if at the time of making such redemption, purchase or acquisition the Company shall be in default with respect to any dividend payable on, or any obligation to purchase shares of, Series F Preferred Stock; provided, however, that, notwithstanding the foregoing the Company may at any time redeem, purchase or otherwise acquire shares of Common Stock or any Junior Securities in exchange for, or out of the net cash proceeds from the sale of, Common Stock or other shares of Junior Securities. If in any case the amounts payable with respect to the Company's obligation to retire shares of Preferred Stock are not paid in full in the case of all series with respect to which such obligations exist, the number of shares of the various series to be retired shall be in proportion to the respective amounts which would be payable on account of such obligations if all amounts payable were discharged in full. Any dividend arrears on the Series F Preferred Stock tendered to the Company shall be payable in full to the respective last holders of record of the shares of Series F Preferred Stock so tendered to the Company pro rata with payment of corresponding dividend arrears on the Series F Preferred Stock remaining outstanding.

          Paragraph 6. Conversion.

          (a) Subject as hereinafter provided. at any time after the Conversion Commencement Date at the option of the record holder of the Series F Preferred Stock, the Series F Preferred Stock shall be convertible, in whole or in part, at the office of the Transfer Agent into fully paid and nonassessable shares of Common Stock at a rate (the "Conversion Rate") per share of Series F Preferred Stock equal to that number of shares of Common Stock as shall equal the quotient of $100 divided by $.25 (the "Conversion Price") (subject in any case to adjustment as hereinafter provided in Paragraph 7), provided that if a Conversion Notice (as hereinafter defined in subparagraph 6(c) below) is given in respect of only a part of a holding of Series F Preferred Stock so that there would remain following conversion three or fewer such shares in that holding, all the Series F Preferred Stock in the holding shall be converted notwithstanding the figure inserted in the Conversion Notice.

          (b) For the purposes of the provisions hereof, a "Conversion Date" shall be the date falling 90 days after the date of the Conversion Notice (or such sooner date as the Company may notify the converting holder of Series F Preferred Stock in writing) and provided always that if any Conversion Date would otherwise fall on a day which is not a Business Day such Conversion Date shall be the first Business Day following such date.

          (c) The right to convert shall be exercisable at any time and from time to time after the Conversion Commencement Date by completing the notice of conversion endorsed on the share certificate relating to the Series F Preferred Stock to be converted or a notice in such other form as may from time to time be prescribed by the Board of Directors in lieu thereof (any such notice being herein called a "Conversion Notice") and delivering the same to the Transfer Agent together with such other evidence (if any) as the Board of Directors may reasonably require to prove title of the person exercising such right to convert. The Conversion Notice shall be deemed dated as of the date of receipt thereof by the Transfer Agent. A Conversion Notice once given may not be withdrawn without the consent in writing of the Company.

          (d) On conversion the dividend on the Series F Preferred Stock so converted shall cease to accrue with effect from the close of business on the date preceding the Conversion Date. The Common Stock issued on such conversion shall entitle the holder to all dividends and other distributions payable on the Common Stock by reference to a record date after the applicable Conversion Date.

          (e) Any dividend arrears on the Series F Preferred Stock surrendered for conversion shall be payable in full to the respective last holders of record of the shares of Series F Preferred Stock surrendered for conversion (notwithstanding any subsequent transfer of the shares of Common Stock into which such shares have been converted), pro rata with payment of corresponding dividend arrears on the Series F Preferred Stock remaining outstanding.

          (f) Conversion shall be deemed to have been effected on the Conversion Date, and the holder shall as of the close of business on such date have the full rights of the Common
Stock resulting from such conversion.

          (g) On the Conversion Date all shares of Series F Preferred Stock in respect of which a Conversion Notice has been delivered ("relevant shares") shall be converted into shares of Common Stock at the Conversion Rate. Upon issuance of the Common Stock, the relevant shares shall be retired and cancelled. Within 30 days after the Conversion Date, the Company shall, or shall cause, the forwarding to each holder of the relevant shares, at his own risk, free of charge, a definitive certificate for the appropriate number of fully paid shares of Common Stock and a new certificate for any unconverted Series F Preferred Stock comprised in the certificate(s) surrendered by him.

          (h) Fractions of Common Stock arising on conversion shall not be issued to the holders of the relevant shares otherwise entitled thereto but (if arrangements can be so made) such fractions shall be aggregated and sold in the market on behalf of such holders at the best price reasonably obtainable and the net proceeds of sale shall be distributed pro rata among such holders unless in respect of any holding of the relevant shares the amount to be distributed would be less than $2.00 in which case such amount shall not be distributed but shall be retained for the benefit of the Company. For the purpose of implementing the provisions of this subparagraph (h), the Board of Directors may appoint a person to execute transfers on behalf of persons otherwise entitled to any such fractions and generally may make all arrangements which appear to the Board necessary or appropriate for the settlement and disposal of fractional entitlements.

          (i) In case of the voluntary dissolution, liquidation or winding up of the Company, all conversion rights relating to the Series F Preferred Stock shall terminate 45 days after the mailing of a notice of such action to all record holders of Series F Preferred Stock; provided that such date of termination of conversion rights shall be not more than sixty
(60) days nor less than twenty (20) days prior to the date on which such dissolution is to become effective or such liquidation or winding up is to commence. Any such notice shall call attention to the date of such termination of the conversion rights, the per share amount payable on the Common Stock, the per share amount payable on the Series F Preferred Stock held by such holder in connection with such action (in each case, if then known, or a reasonable estimate if such amount is not known with any reasonable degree of certainty), and the then current Conversion Rate of the Series F Preferred Stock held by such holder of record.

          (j) At any time after the Forced Conversion Date, or any time after at least seventy five percent (75%) of the aggregate number of shares of Series F Preferred Stock originally issued on the Issuance Date have been purchased or redeemed by the Company or converted into Common Stock by the holders thereof, the Company may, at its option, cause the conversion of all the remaining issued and outstanding shares of the Series F Preferred Stock at the Conversion Rate upon at least 45 days written notice to all holders of record.

          (k) The Company shall use its best efforts to ensure that the shares of Conversion Stock are listed on all the principal stock exchanges on which the Company's Common Stock is listed for trading.

          Paragraph 7.  Adjustments of Conversion Rate.

           The Conversion Rate for the Series F Preferred Stock shall be subject to adjustment from time to time as follows:

          (a) If the Company shall at any time or from time to time pay a dividend or other distribution on its outstanding shares of Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the record date for such dividend or the effective date for such subdivision or combination shall be adjusted so that each share of Series F Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of Series F Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph
(a) shall become effective immediately after the close of business on such a record date in the case of a dividend and shall become effective on the close of business on the day immediately prior to the effective date in the case of a subdivision or combination.

          (b) If the Company shall issue rights or warrants to all holders of Common Stock (expiring within 45 days after the record date for determining stockholders entitled to receive them) for the purpose of entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Prices per share for the 30 consecutive Trading Days ending on the record date for the determination of the stockholders entitled to receive such rights or warrants, then at the discretion of the Board of Directors, either (i) the Company shall make a like issue at the same time to each holder of the Series F Preferred Stock as if his conversion rights had been exercisable in full on the record date for such issue on the basis of the Conversion Rate; or (ii) the number of shares of Common Stock into which each share of the Series F Preferred Stock shall thereafter be convertible shall be adjusted by multiplying the number of shares of Common Stock into which each share of Series F Preferred Stock was convertible on the day immediately preceding such record date by a fraction the numerator of which shall be the sum of the number of shares of
Common Stock outstanding on such record date and the number of additional shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such average of the Closing Prices for such 30 Trading Days. Such adjustment shall become effective immediately after the close of business on such record date. Notwithstanding anything in the foregoing to the contrary, no such issue or adjustment shall be made in respect of the shares of Common Stock issuable upon exercise of the Warrants, any stock options granted pursuant to the Company's Stock Option Plans approved by
Shareholders (provided that option exercise price shall not be less than the market value of the Common Stock on the date of grant of the options), the Amended Series A Preferred Stock and the shares of Amended Series A Preferred Stock issuable as dividends on, or the shares of Common Stock issuable upon conversion of the Amended Series A Preferred Stock, and the Series B Preferred Stock and the shares of Common Stock issuable as dividends on or upon redemption of the Series B Preferred Stock.

          (c) If any offer or invitation by way of rights or otherwise (not being an offer or invitation to which the provisions of subparagraph 7(b) apply) is made to all the Shareholders by the Company, the Company shall make or, so far as it is able, cause that there be made a like offer at the same time to each holder of Series F Preferred Stock as if his conversion rights had been exercisable on and had been exercised in full on the record date for such offer or invitation on the basis of the Conversion Rate.

          (d) If the Company shall distribute to all holders of Common Stock any assets (other than any ordinary dividend payable solely in cash in an amount not excessive in comparison to its current earnings), any rights to subscribe for securities (other than those referred to in sub-paragraph 7(b) above) or any evidence of indebtedness or other securities (other than Common Stock or Junior Securities), then in each such case the number of shares of Common Stock into which each share of Series F Preferred Stock shall thereafter be convertible shall be adjusted by multiplying the number of shares of Common Stock into which each share of Series F Preferred Stock was convertible on the date immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction the numerator of which shall be the average of the Closing Prices per share of Common Stock for the thirty (30) consecutive Trading Days ending on such record date and the denominator of which shall be such average of the Closing Prices per share less the then fair market value (as determined in a resolution adopted by the Board and reviewed and approved by the Company's auditors for the time being) of the portion of the assets or evidences of indebtedness or securities so distributed or of such subscription rights applicable to one share of Common Stock. Such adjustment shall become effective immediately after the close of business on such record date.

           (e) Whenever the Conversion Rate is adjusted as herein provided, the Company shall forthwith file with the Transfer Agent a certificate stating the adjusted Conversion Rate determined as provided in this Paragraph 7. Such certificate shall show in detail the facts requiring such adjustment. The calculation of such adjustment shall have been reviewed and approved by the Company's auditors for the time being. Whenever the Conversion Rate is adjusted, the Company will forthwith cause a notice stating the adjustment and the resulting Conversion Rate to be mailed to the respective holders of record of Series F Preferred Stock.

          (f) In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation or in case of any sale or conveyance of all or substantially all of the property of the Company, each share of Series F Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of Series F Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors and reviewed and approved by the Company's auditors for the time being) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series F Preferred Stock, to the end that provisions set forth herein (including the specified changes in and other adjustment of the Conversion Rate) shall thereafter be applicable, as near as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the Series F Preferred Stock.

          (g) No adjustment shall be made hereunder unless by reason of the happening of any one or more of the events herein specified, the Conversion Rate then in effect would be changed by 1 % or more, but any adjustment of less than 1% that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to 1 % or more, provided that such adjustment shall be made in any case (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1% or more) upon the happening of one or more of the events specified in subparagraph (f) of this Paragraph 7.

          Paragraph 8. Voting Rights.

           Except as may be otherwise provided herein or in this Restated Certificate of Incorporation of the Company, as amended from time to time with the consent of the holders of Series F Preferred Stock, provided such consent is required to be obtained hereunder or as required by applicable law:

           (a) the Series F Preferred Stock shares shall not entitle the holders thereof to receive notice of or attend or vote at any meeting of stockholders except in the following circumstances:

               (i) The Series F Preferred Stock shall vote as a separate class on any resolution proposed for adoption by the stockholders of the Company which seeks to amend, alter or repeal, the provisions of the Company's Restated Certificate of Incorporation or of the resolutions contained in the Certificate of Designation of the Series F Preferred Stock designating the Series F Preferred Stock and the preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the issued Series F Preferred Stock or the creation and issue of any other series of preference stock (whether or not denominated in Dollars, or any increase in the amount of authorized shares of Series F Preferred Stock, in each case either being Parity Stock or Junior Securities and with or without similar voting rights) will not be deemed to affect adversely such rights, preferences, privileges or voting powers of the Series F Preferred Stock;

               (ii) Except in the event that arrangements are or have been offered to the holders of the Series F Preferred Stock which ensure that the rights of such holders would not be prejudiced, the Company will ensure that no plan of compromise or arrangement affecting the Common Stock shall become effective unless the holders of the Series F Preferred Stock shall be parties to the plan and unless the plan shall be approved by the holders of at least a majority of the then issued and outstanding shares of Series F
          Preferred Stock, voting as a class together with all other Parity Stock;

                     (iii)  In the case of a vote on a resolution
          regarding (A) the capital reorganization, dissolution or liquidation of the Company; or (B) any matter for which the consent of the holders of Series F Preferred Stock is sought in accordance with the provisions of subparagraphs 8(a)(i) and 8(a)(ii) and Paragraphs 9 or 10; every record holder of Series F Stock who is present at that meeting in person or by proxy shall be entitled to cast one (1) vote for each share of Series F Preferred Stock registered in his name (voting (1) as a separate class with respect to the matters set forth in subparagraph 8(a)(i) and (2) together with all other Parity Stock with respect to the matters set forth in subparagraphs 8(a)(ii) and 8(a)(iii)(1) and Paragraphs 9 and 10) and the decision of at least two thirds of the outstanding shares of Series F Preferred Stock (as to any matters set forth in clause (A) above) and a majority of the outstanding shares of Series F Preferred Stock and any Parity Stock, voting separately as a class (as to any matters set forth in clause (B) above) shall be determinative of the matter so long as a quorum (as defined in subparagraph 8(b) below) is present; or

                (iv) if at the date of the notice convening a meeting of Shareholders the dividend on the Series F Preferred Stock has not been paid in an aggregate amount equal to at least two (2) consecutive semi-annual dividends on such shares, the number of Directors of the Company will be increased by two and a majority of votes cast by the holders of the Series F Preferred Stock together with the holders of Parity Stock on which like voting rights have been conferred and are exercisable, present in person or by proxy at such meeting, will be entitled to elect such two additional Directors to the Board of Directors, with each holder being entitled to cast one vote for each share of Series F Preferred Stock registered in his name. The right to elect such Directors and the term of office of all such Directors so elected shall terminate when all such accrued and unpaid dividends are paid in full or set apart for payment subject to such right being reinstated in the case of fixture unpaid dividends as hereinabove provided. In case any vacancy shall occur among the Directors elected by the holders of Series F Preferred Stock and Parity Stock as herein provided, such vacancy may be filled for the unexpired portion of the term by vote of the remaining Director elected by such stockholders, or such Director's successor in office or by the vote of such stockholders given at a special meeting of such stockholders called for such purpose.

           (b) At each meeting of stockholders at which the holders of the Series F Preferred Stock shall have the right to vote as a separate class or together with any other class of stock the presence in person or by proxy of the holders of record of a majority of the total number of shares of stock entitled to vote as a single class then outstanding shall be necessary and sufficient to constitute a quorum of such class for the transaction of business by such stockholders as a class. At any such meeting or adjournment thereof,

               (i) the absence of a quorum of the holders of the Series F Preferred Stock shall not prevent the election of Directors or the transaction of business other than the transaction of business with respect to which the holders of the Series F Preferred Stock are entitled to vote as a separate class and the absence of a quorum of the holders of any other class of stock for the election of Directors or the conduct of such other business shall not prevent the conduct of business on which the Series F Preferred Stock is entitled to vote as a separate class, and

                     (ii) in the absence of any such quorum, the holders present in person or by proxy of the class or classes which lack a quorum shall have the power to adjourn (for a period of up to 30 days) the meeting for the election of Directors which they are entitled to elect from time to time, or for the conduct of such business, without notice other than announcement at the meeting, until a quorum shall be present.

           (c) Any action required or permitted to be taken by the holders of Series F Preferred Stock pursuant to this Paragraph 8 or Paragraphs 9 or 10, voting either separately as a class or together with all Parity Stock at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of such stock having not less than the minimum number of votes that would be necessary to authorize such action to be taken at a meeting at which all such shares entitled to vote thereon were present and voted.

          Paragraph 9. Further Issues; Par Value.

           So long as any shares of Series F Preferred Stock remain outstanding, the Company shall not without the affirmative vote or consent of the holders of the Series F Preferred Stock and any Parity Stock, in each case outstanding at the time, given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to the Series F Preferred Stock with respect to payment of dividends or distribution of assets on dissolution, liquidation or winding up or which may be convertible into any class of shares ranking as regards participation in dividends or the distribution of assets on dissolution, liquidation or winding up senior to the Series F Preferred Stock; or (ii) increase or decrease the par value of the Common Stock. The holders of Series F Preferred Stock shall not be entitled to any preemptive rights with respect to any further issuances of securities by the Company.

          Paragraph 10. Other Matters.

           So long as any Series F Preferred Stock remains issued and outstanding then:

           (a) except as authorized by the adoption of an appropriate resolution by the affirmative vote or consent of the holders of a majority of the outstanding shares of the Series F Preferred Stock and any Parity Stock, voting or consenting separately as a class, the Company shall not:

               (i) sell, lease or convey all or substantially all of the assets of the Company; or

                     (ii)   approve any merger, consolidation  or
          compulsory share exchange to which the Company is a party, unless (1) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Series F Preferred Stock and (2) the Series F Preferred Stock is on a parity with or prior to (in respect of dividends and upon liquidation, dissolution or winding up) any other class or series of capital stock authorized by the surviving corporation, other than any class or series of stock of the Company ranking senior to the Series F Preferred Stock either as to dividends or upon liquidation, dissolution or winding up of the Company and previously authorized with the consent of the holders of the Series F Preferred Stock (or other than any capital stock into which such prior stock is converted as a result of such merger, consolidation or compulsory share exchange).

           (b)     the Company shall concurrently send a copy  of
every   communication  or  other  information,  including  annual
reports and proxy materials, sent to its Shareholders to every holder of Series F Preferred Stock.

          Paragraph 11.  Reacquired Shares.

           Any shares of the Series F Preferred Stock redeemed or purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series F Preferred Stock, and may be reissued as Series F Preferred Stock or part of a new series of preference stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

          Paragraph 12. Miscellaneous.

          (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed:
(i) if to the Company, to its office as specified in its most recent Annual Report on Form 10-K (or any successor report or form) or to the Transfer Agent or other agent of the Company designated as permitted hereby or (ii) if to any holder of the Series F Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any Transfer Agent for the Series F Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

          (b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any original issuance or delivery of shares of Series F Preferred Stock or shares of Common Stock or other securities issued on account of Series F Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series F Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has made arrangements satisfactory to the Transfer Agent for the payment to the Company of the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

          (d) In the event that a holder of shares of Series F Preferred Stock shall not by written notice designate to whom payment upon redemption of shares of Series F Preferred Stock should be made or the address to which such payment should be sent, the Company shall be entitled to make such payment, in the name of the holder of such Series F Preferred Stock as shown on the records of the Company, and to send such payment, to the address of such holder shown on the records of the Company.

           (e) Unless otherwise provided in this Restated Certificate of Incorporation of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series F Preferred Stock and any other stock ranking on a parity with the Series F Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series F Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series F Preferred Stock and such other stock bear to each other.

          (f) The Company may appoint, and from time to time discharge and change, the Transfer Agent for the Series F
Preferred Stock. Upon any such appointment or discharge of a Transfer Agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series F Preferred Stock. The initial Transfer Agent for the Series F Preferred Stock shall be the Company.

           (g) The Company covenants that it will at all times on and after the Conversion Commencement Date reserve and keep available out of its authorized Common Stock and/or shares of its Common Stock then owned or held by or for the account of the Company, solely for the purpose of delivery upon conversion of the Series F Preferred Stock as herein provided, such number of shares of Common Stock as shall then be deliverable upon conversion of all shares of Series F Preferred Stock from time to time outstanding.

      FIFTH: A. Unless and until otherwise provided in the Bylaws, all of the corporate powers of this Corporation shall be vested in, and managed by, a board of not less than 3 nor more than 15 directors, except that when all of the outstanding shares are held of record by fewer than 3 stockholders, then there need be only as many directors as there are stockholders, but this shall not prevent a greater number of directors as aforementioned.

      B. The board of directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Notwithstanding the foregoing provisions in this Article FIFTH, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     C. The number of directors may be increased or decreased within the limits above provided by a majority vote of the directors. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

      D.      Newly  created  directorships  resulting  from  any
increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     E. No director may be removed from office without cause, except upon the affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. Any amendment, change or repeal of this Article FIFTH, or any other amendment to this Restated Certificate of Incorporation that will have the effect of permitting circumvention of or modifying this Article FIFTH, shall require the favorable vote, at a stockholders' meeting, of the holders of at least sixty-seven percent (67%) of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

      SIXTH: A. The board of directors shall have authority to adopt, amend or repeal Bylaws, including the right to adopt, amend or repeal Bylaws fixing their qualifications, or fixing or increasing their compensation, subject to the ratification of the action taken by the board so to adopt, amend or repeal any such Bylaws by the stockholders at the next regularly scheduled annual meeting of stockholders or at a special meeting of stockholders. Pending such ratification by the stockholders, such action taken by the board of directors shall be presumed to have been authorized by the stockholders.

      B. The board shall further have authority to exercise all such powers and to do all such other lawful acts and things which the Corporation or its stockholders might do, unless prohibited from doing so by applicable laws, by this Restated Certificate of Incorporation or by the Bylaws of the Corporation.

     SEVENTH:     A.  For the purposes of this Article SEVENTH:

           (1) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

           (2) "Net Assets" shall mean the difference between the aggregate amount of all assets and the aggregate amount of all liabilities of the Corporation as they appear on the Corporation's most recent audited financial statements.

          (3) "Voting Stock" means then outstanding shares of stock of all classes and series of the Corporation entitled to vote in the election of directors.

           (4) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on September 1, 1987.

           (5) "Subsidiary" means any corporation of which more than a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth in Paragraph A(7) of this Article EIGHTH, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary, or by the Corporation and one or more Subsidiaries.

           (6) A person shall be a "Beneficial Owner" of any Voting Stock:

              (A) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;
        or

              (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise Of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

              (C) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

           (7)     "Interested Stockholder" shall mean any person
     (other than the Corporation or any Subsidiary) who or which:

               (A) is the Beneficial Owner, directly or indirectly, of more than 20% of the combined voting power of the then outstanding Voting Stock; or

              (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 20% or. more of the combined voting power of the then outstanding Voting Stock; or

             (C)     is an assignee of or has otherwise succeeded
        to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

           (8) "Disinterested Director" means any member of the board of directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the board of directors prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the board of directors.

          (9)     "Fair Market Value" means:

              (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and

              (B) in the case of stock of any class of securities not traded on any securities exchange or in the over-the-counter-market or in the case of property other than cash or stock, the fair market value of such securities or property on the date in question as determined by a majority of the Disinterested Directors in good faith.

           (10) "Business Combination" means any transaction which is referred to in any one or more of Paragraphs B(1) through (5) below.

           (11) In the event of any Business Combination in which the Corporation survives, the phrase "consideration to be received as used in Paragraphs C(2)(A) and (B) shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

           (12) For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph A(7), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph A(6)(B)(i) but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      B.      In addition to any affirmative vote required by law
or   any   other   Article  of  this  Restated   Certificate   of
Incorporation, and except as otherwise expressly provided in Paragraph C of this Article SEVENTH:

           (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or
     (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

           (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation, or of any Subsidiary, having an aggregate Fair Market Value equal to ten percent (10%) or more of the Net Assets of the Corporation; or

           (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to ten percent (10%) or more of the Net Assets of the Corporation, other than the issuance of securities by the Corporation or any Subsidiary upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired from the Corporation or any Subsidiary by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

           (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

           (5) any reclassification of securities (including any reverse stock split), or recapitalization of the
     Corporation,   or  any  merger  or  consolidation   of   the
     Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least (i) 67% of the then outstanding shares of Voting Stock, and (ii) a majority of the then outstanding shares of Voting Stock held by persons who are not Interested Stockholders or Affiliates or Associates of Interested Stockholders; provided, however, that the majority vote requirement of this clause (ii) shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 80% of the then outstanding shares of Voting Stock. The foregoing affirmative vote requirements are hereinafter referred to as the "Special Vote Requirement." The Special Vote Requirement shall be applicable notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     C. The provisions of Paragraph B shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other Article of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following Paragraphs (1) and (2) are met:

           (1)      Approval  by  Disinterested  Directors.   The
     Business Combination shall have been approved by a majority of the Disinterested Directors.

           (2) Price and Procedural Requirements. All of the following conditions shall have been met:

              (A) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock or any series of Preferred Stock of the Corporation in such Business Combination shall be at-least equal to the higher of (i) the highest price paid for any share
        (including  brokerage  commissions,  transfer  taxes  and
        soliciting dealers' fees) of such class or series of stock by any person who is an Interested Stockholder, or by any of his Affiliates or Associates, within the two-year period immediately prior to the time of the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which such person became an Interested Stockholder, whichever price is the higher; or (ii) the Fair Market Value per share of such class or series of stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; provided however, that if the Interested Stockholder has not previously paid for shares of series of Preferred Stock or if the highest preferential amount per share of a series of Preferred Stock to which the holders thereof would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event) is greater than such aggregate amount, holders of such series of Preferred Stock shall receive an amount for each such share at least equal to the highest preferential amount applicable to such series of Preferred Stock. The provisions of this Paragraph C(2)(A) shall be required to be met with respect to every class or series of Preferred Stock, whether or not the Interested Stockholder has previously become the Beneficial Owner of any shares of a particular class or series of Preferred Stock prior to proposing the Business Combination. The price paid for any share of any such class or series of stock shall be the amount of cash plus the Fair Market Value of any consideration to be received therefor, determined at the time of payment thereof.

              (B) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form of consideration used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The prices determined in accordance with Paragraph C(2)(A) above shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.

             (C) After such Interested Stockholder has become an Interested Stockholder and through to the date of consummation of such Business Combination: (i) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) no failure to increase such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (ii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

             (D) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

              (E) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

           D. The majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purpose of this Article SEVENTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article SEVENTH, including, (i)
     whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock of which any person is the Beneficial Owner, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of Paragraph B(2) have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to ten percent (10%) or more of the Net Assets of the Corporation; and the good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article SEVENTH.

           E. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

           F. Notwithstanding any other-provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH of this Restated Certificate of Incorporation shall be approved by the affirmative vote of at least (1) 67% of the then outstanding shares of Voting Stock and (2) a majority of the then outstanding shares of Voting Stock held by persons who are not Interested Stockholders or Affiliates or Associates of Interested Stockholders, provided that the majority vote requirement of this clause (2) shall not be applicable if the proposal is approved by the affirmative vote of not less than 80% of the then outstanding shares of Voting Stock.

      EIGHTH: A. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      B. (1) Each person who was or is made a party or is threatened to be made a party to or involved in any action suit or proceeding whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the
Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, including excise taxes with respect to an employee benefit plan, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this paragraph (1) of Paragraph B shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this Paragraph B or otherwise.

      (2) If a claim under paragraph (1) of this Paragraph B is not paid in full by the Corporation within thirty (30) days after written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph B shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (5) Upon resolution passed by the board of directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of certain of its obligations arising under this Article EIGHTH.

      (6) If any part of this Article EIGHTH shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director or employee to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

      NINTH: A. The annual meeting of the stockholders for the election of directors shall be held at the principal office of the Corporation, unless and until otherwise provided in the Bylaws.

      B. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

      C. Unless authorized by a majority of the Disinterested Directors (as defined in Article SEVENTH), no action required to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. In the event a majority of the Disinterested Directors authorizes the Corporation to take action upon such written consent, the consent in writing to such action signed by stockholders holding at least that proportion of the total voting power on the question which is required by law or this Restated Certificate of Incorporation shall be sufficient for the purpose, without the necessity for a meeting of the stockholders. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date by majority vote, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any amendment, change or repeal of this Paragraph C of Article NINTH, or any other amendment of this Restated Certificate of Incorporation that will have the effect of permitting circumvention of or modifying this Paragraph of Article NINTH, shall require the favorable vote, at a stockholders' meeting, of the holders of at least sixty-seven percent (67%) of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

      TENTH: A. The Corporation may purchase or redeem its own shares in the manner and on the conditions permitted and provided in Section 160 of the Delaware General Corporation Law or other applicable law, and as may be authorized by the board of directors. Shares so purchased shall be considered treasury shares, and may be reissued and disposed of as authorized by law, or may be canceled and the capital stock reduced, as the board of directors may, from time to time, determine in accordance with law.

      B. The Corporation may issue convertible securities and rights to convert shares or obligations of the Corporation into shares of any authorized class of stock, and the right or option to purchase shares of any authorized class of stock, in the manner and on the conditions permitted and provided in Sections 151 and 157 of the Delaware General Corporation Law or other applicable law, and as may be authorized by the board of directors.

      C. The board of directors shall have such power and authority with respect to capital, surplus and dividends, including allocation, increase, reduction, utilization, distribution and payment, as is permitted and provided in Sections 154, 170 and 244 of the Delaware General Corporation Law or other applicable law.

     ELEVENTH: Except as otherwise expressly provided in this Restated Certificate of Incorporation, amendments to this Restated Certificate of Incorporation, including any change in the right of holders of stock of any class and any increase or reduction of capital stock, shall require the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding shares of stock of each class entitled to vote thereon as a class in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

       TWELFTH:      Except  as  may  be  otherwise  required  by
applicable law, the sale and any other transfer of fully paid stock in the Corporation shall be free from any restrictions or all liens imposed by the Corporation.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this 17th day of December, 1997, and affirms, under penalties of perjury, that this instrument is the act and deed of the Corporation and that the statements made herein ar true and correct.

                                   XCL LTD.

                                    /s/ Marsden W. Miller, Jr
                                   _____________________
                                   Marsden W. Miller, Jr.
                                   Chairman and
                                   Chief Executive Officer